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                                                                   Exhibit 99.3
                                                       Working Copy - As Amended
                                                           Through June 29, 2001


                               PEPSIAMERICAS, INC.

                        SALARIED RETIREMENT SAVINGS PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2001)




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             PEPSIAMERICAS, INC. SALARIED RETIREMENT SAVINGS PLAN

      WHITMAN CORPORATION established the WHITMAN CORPORATION RETIREMENT SAVINGS PLAN for the benefit of eligible employees of the Company and its participating affiliates. The Plan is intended to constitute a qualified profit sharing plan, as described in Section 401(a) of the Code, which includes a qualified cash or deferred arrangement, as described in Section 401(k) of the Code.

      The Plan constitutes an amendment and restatement of the WHITMAN CORPORATION SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN, which was originally established effective as of January 1, 1984, and reflects the spinoff of liabilities and assets to the Hussmann Corporation Retirement Savings Plan for Salaried Employees and the Midas International Corporation Retirement Savings Plan for Salaried Employees on or after January 1, 1998, the merger of the LOU GEN LTD. PROFIT SHARING PLAN as of January 1, 1997, and the merger of PEPSI-COLA BOTTLING COMPANY OF OSHKOSH, INC. AND BEVERAGE BOTTLERS INC. 401(k) PLAN as of July 1, 1995, and the transfer of assets and liabilities to this Plan from the PepsiCo Long Term Savings Plan as of May 21, 1999.

      Effective as of January 1, 2000, Whitman Corporation transferred sponsorship of the WHITMAN CORPORATION RETIREMENT SAVINGS PLAN to Pepsi-Cola General Botters, Inc. and the Plan was thus renamed the PEPSI-COLA GENERAL BOTTLERS, INC. SALARIED RETIREMENT SAVINGS PLAN.

      Effective as of February 15, 2001, PepsiAmericas, Inc. assumed sponsorship of the PEPSI-COLA GENERAL BOTTLERS, INC. SALARIED RETIREMENT SAVINGS PLAN and the Plan was thus renamed and is now known as the PEPSIAMERICAS, INC. SALARIED RETIREMENT SAVINGS PLAN.

      Effective as of January 1, 2001 (the "Effective Date") the Plan is hereby amended and restated, except to the extent that failure to retroactively make any provisions effective prior to the Effective Date would result in the Plan (as it existed prior to the Effective Date) containing a disqualifying provision, as defined in Revenue Procedure 99-23 (as modified by any Treasury guidance modifying the term "disqualifying provision"), or an operational defect, as defined in Revenue Procedure 2001-17, in which case such provision (and any definitions pertinent to the application of such provision) will be retroactively effective to the date which will result in no such disqualifying provision or operational defect in the Plan prior to the Effective Date. Except to the extent required by the preceding sentence, the benefits, rights and features of an individual who participated in the Plan before the Effective Date, but who does not have an account balance under the Plan on such date, will be determined under the applicable instruments in effect for the Plan on the earlier of: (1) the day on which such individual's account was reduced to zero; or (2) the day on which such individual's employment terminated. The terms of this Plan apply to any accounts created for such individual hereunder on or after the Effective Date.


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                                    ARTICLE I

                                   DEFINITIONS

      The following sections of this Article I provide basic definitions of terms used throughout the Plan, and whenever used herein in a capitalized form, except as otherwise expressly provided, the terms shall be deemed to have the following meanings:

      1.01  "ACCOUNTING PERIOD"

      Means the periods designated by the Administrator with respect to each Investment Fund, not to exceed one year in duration.

      1.02  "ACCOUNTS"

      Means the record of a Participant's interest in the Plan's assets represented by his or her:

            (a) "ESOP ACCOUNT" which means a Participant's interest in the Plan's assets composed of the amount allocated under the Plan, as of the Effective Date, if any (as identified by the Administrator), including amounts allocated from the WHITMAN EMPLOYEE STOCK OWNERSHIP PLAN, if any, which continue to be accounted for under the Plan consistent with the former provisions of the Plan (as identified by the Administrator), plus all income and gains credited to, and minus all losses, expenses, withdrawals and distributions charged to, such Account.

            (b) "FORMER MATCHING CONTRIBUTION ACCOUNT" which means a Participant's interest in the Plan's assets composed of the amount allocated under the Plan prior to January 1, 1994, if any (as identified by the Administrator), plus all income and gains credited to, and minus all losses, expenses, withdrawals and distributions charged to, such Account.

            (c) "MATCHING ACCOUNT" which means a Participant's interest in the Plan's assets composed of Matching Contributions allocated on or after January 1, 1994 and Pay Based Contributions allocated on and after January 1, 2002 to the Participant under the Plan, the amount allocated under the Plan as of the Effective Date, if any (as identified by the Administrator), including an amount allocated from the LOU GEN LTD. PROFIT SHARING PLAN, if any, which continues to be accounted for under the Plan (as identified by the Administrator), plus all income and gains credited to, and minus all losses, expenses, withdrawals and distributions charged to, such Account.

            (d) "PAY BASED ACCOUNT" which means a Participant's interest in the Plan's assets composed of Pay Based Contributions allocated on or after the Effective Date to the Participant under the Plan, the amount allocated under the Plan as of the Effective Date, if any (as identified by the Administrator), including an amount allocated from the LOU GEN LTD. PROFIT SHARING PLAN, if any, which continues to be accounted for under the Plan (as identified by the Administrator), plus all income and gains credited to, and minus all losses, expenses, withdrawals and distributions charged to, such Account.


                                       1
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            (e) "POST-TAX ACCOUNT" which means a Participant's interest in the
Plan's assets composed of post-tax contributions made prior to the Effective Date, an amount allocated from the LOU GEN LTD. PROFIT SHARING PLAN, if any, which continues to be accounted for under the Plan (as identified by the Administrator), plus all income and gains credited to, and minus all losses, expenses, withdrawals and distributions charged to, such Account.

            (f) "PRE-TAX ACCOUNT" which means a Participant's interest in the Plan's assets composed of Pre-Tax Contributions allocated on or after the Effective Date to the Participant under the Plan, the amount allocated under the Plan as of the Effective Date, if any (as identified by the Administrator), including an amount allocated from the PEPSI-COLA GENERAL BOTTLING COMPANY OF OSHKOSH, INC. AND BEVERAGE BOTTLERS INC. 401(k) PLAN, if any, including an amount allocated from the LOU GEN LTD. PROFIT SHARING PLAN, if any, and an amount allocated from the PEPSI-CO LONG TERM SAVINGS PROGRAM, if any, which continues to be accounted for under the Plan (as identified by the Administrator), plus all income and gains credited to, and minus all losses, expenses, withdrawals and distributions charged to, such Account.

            (g) "QVEC ACCOUNT" which means a Participant's interest in the Plan's assets composed of the amount allocated under the Plan as of the Effective Date, if any (as identified by the Administrator), including an amount allocated from the LOU GEN LTD. PROFIT SHARING PLAN, if any, which continues to be accounted for under the Plan (as identified by the Administrator), plus all income and gains credited to, and minus all losses, expenses, withdrawals and distributions charged to, such Account.

            (h) "ROLLOVER ACCOUNT" which means a Participant's interest in the Plan's assets composed of Rollover Contributions allocated on or after the Effective Date to the Participant under the Plan, the amount allocated under the Plan as of the Effective Date, if any (as identified by the Administrator), including an amount allocated from the LOU GEN LTD. PROFIT SHARING PLAN, if any, which continues to be accounted for under the Plan (as identified by the Administrator), plus all income and gains credited to, and minus all losses, expenses, withdrawals and distributions charged to, such Account.

            (i) "SPECIAL ACCOUNT" which means a Participant's interest in the Plan's assets composed of Special Contributions allocated on or after the Effective Date to the Participant under the Plan, the amount allocated under the Plan as of the Effective Date, if any (as identified by the Administrator), including an amount allocated from the LOU GEN LTD. PROFIT SHARING PLAN, if any, which continues to be accounted for under the Plan (as identified by the Administrator), plus all income and gains credited to, and minus all losses, expenses, withdrawals and distributions charged to, such Account.

            (j) "TRASOP ACCOUNT" which means a Participant's interest in the Plan's assets composed of the amount allocated under the Plan as of the Effective Date, if any (as identified by the Administrator), including amounts allocated from the WHITMAN CORPORATION TAX REDUCTION ACT STOCK OWNERSHIP PLAN, if any, which continue to be accounted for under the Plan consistent with the former provisions of the Plan (as identified by the Administrator), plus all income and gains credited to, and minus all losses, expenses, withdrawals and distributions charged to, such Account.


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      With respect to an Alternate Payee or Beneficiary, references to
Accounts will be deemed to be references to all or that portion of a Participant's ESOP Account, Former Matching Contribution Account, Matching Account, Pay Based Account, Post-Tax Account, Pre-Tax Account, QVEC Account, Rollover Account, Special Account and TRASOP Account which, under the terms of the Plan, has been allocated to an Account maintained for such Alternate Payee or Beneficiary, plus all income and gains credited to, and minus all losses, expenses and withdrawals charged to, such Account. References herein to Accounts will also be deemed to include each of a Participant's Accounts and references herein to an Account will be deemed to include any or each of the Participant's Accounts.

      Effective on and after August 5, 1999, a Participant's Accounts will be reduced by the amounts allowed under Sections 401(a)(13)(C) and (D) of the Code for crimes against the Plan.

      Notwithstanding the above, each of the Accounts for each Hussmann Participant and Midas Participant shall be reduced to zero effective as of the date of transfer of liabilities and assets of such Accounts to the Hussmann Plan and Midas Plan, respectively.

      1.03  "ACCRUED BENEFIT"

      Means the shares or units held in or posted to Accounts on the Settlement Date in accordance with the terms of this Plan, including any applicable Administrative Services Agreement.

      1.04  "ADMINISTRATIVE COMMITTEE"

      Means the committee appointed pursuant to the terms of the Plan to manage and control the operation and administration of the Plan. Effective as of November 11, 1998, "Administrative Committee" means the committee appointed pursuant to the terms of the Plan and Trust as the Named Fiduciary for the investment of Plan assets in the Trust. Effective as of January 1, 2000, the Management Committee assumed the responsibilities of the Administrative Committee.

      1.05  "ADMINISTRATIVE SERVICES AGREEMENT"

      Means a contractual arrangement with, or if no separate contractual arrangement exists, that portion of an Insurance Contract Arrangement with, a Trustee, Named Fiduciary or a Contract Administrator which describes the services to be rendered by the Trustee, Named Fiduciary or Contract Administrator to or on behalf of the Plan and which Administrative Services Agreement is incorporated into and made a part of the Plan.

      1.06  "ADMINISTRATOR"

      Means, effective as of November 20, 1998, the Senior Vice-President-Human Resources of Pepsi-Cola General Bottlers, Inc., or any person who shall succeed to the functional responsibilities of said office. Effective as of February 15, 2001, "Administrator" means the Senior Vice-President-Human Resources of PepsiAmericas, Inc., or any person who shall succeed to the functional responsibilities of said office. The Administrator shall manage and control the operation and administration of the Plan.


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      1.07  "ALTERNATE PAYEE

      Means an individual who is entitled to all or a portion of a Participant's Account pursuant to a QDRO.

      1.08  "APPENDIX"

      Means a written supplement attached to this Plan and made a part hereof which has been added in accordance with the provisions of the Plan.

      1.09  "AUTHORIZED LEAVE OF ABSENCE"

      Means an absence, with or without Compensation, authorized on a nondiscriminatory basis by a Commonly Controlled Entity under its standard personnel practices applicable to the Employee, including any period of time during which such person is covered by a short-term disability plan of his or her Employer. An Employee who leaves the service of a Commonly Controlled Entity to enter the Armed Forces of the United States of America and who reenters the service of the Commonly Controlled Entity with reemployment rights under any statute granting reemployment rights to persons in the Armed Forces shall be deemed to have been on an Authorized Leave of Absence. The date that an Employee's Authorized Leave of Absence ends shall be determined in accordance with the personnel policies of such Commonly Controlled Entity, which ending date shall be no earlier than the date that the Authorized Leave of Absence is scheduled to end, unless the Employee communicates to such Commonly Controlled Entity that he or she is to have a Termination of Employment as of an earlier date.

      1.10  "BENEFICIARY"

      Means any person designated by a Participant (or a Beneficiary of a Participant) to receive any benefits which shall be payable with respect to the death of a Participant under the Plan or as a result of a QDRO.

      1.11  "BOARD OF DIRECTORS"

      Means the board of directors of the Company.

      1.12  "BUSINESS DAY"

      Means any day or part of a day on which the New York Stock Exchange and the Trustee are open for business.

      1.13  "CEO"

      Means the Chief Executive Officer of the Company.

      1.14  "CHANGE DATE"

      Means the one or more dates during the Plan Year designated by the Administrator as the dates available for implementing or changing a Participant's Contribution Election.



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      1.15  "COMMONLY CONTROLLED ENTITY"

      Means: (1) an Employer and any corporation, trade or business, but only for so long as it and the Employer are members of a controlled group of corporations as defined in Section 414(b) of the Code or under common control as defined in Section 414(c) of the Code; provided, however, that solely for purposes of the limitations of Section 415 of the Code, the standard of control under Sections 414(b) and 414(c) of the Code shall be deemed to be "more than 50%" rather than "at least 80%;" (2) an Employer and an organization, but only for so long as it and the Employer are, on and after the Effective Date, members of an affiliated service group as defined in
Section 414(m) of the Code; (3) an Employer and an organization, but only for so long as the employees of it and the Employer are required to be aggregated, on and after the Effective Date, under Section 414(o) of the Code; or (4) any other organization designated as such by the Senior Vice President.

      1.16  "COMPANY"

      Means Whitman Corporation or any successor corporation by merger, consolidation, purchase, or otherwise which elects to adopt the Plan and the Trust. Effective as of January 1, 2000, "Company" means Pepsi-Cola General Bottlers, Inc. or any successor corporation by merger, consolidation, purchase, or otherwise which elects to adopt the Plan and the Trust. Effective as of February 15, 2001, "Company" means PepsiAmericas, Inc. or any successor corporation by merger, consolidation, purchase or otherwise which elects to adopt the Plan and the Trust.

      1.17  "COMPANY STOCK"

      Means common stock issued by Whitman Corporation. Effective as of January 24, 2001, "Company Stock" means common stock issued by PepsiAmericas, Inc.

      1.18  "COMPENSATION"

      Means:

            (a) for purposes of allocating Contributions and for purposes of applying Section 415 of the Code to the Plan and its Participants for any limitation year, such compensation, as determined by the Administrator and satisfying the definition of compensation under Section 415 of the Code (within the meaning of Treasury Regulation 1.415-2(d)(2) and (3)); provided however, for purposes of allocating Contributions, a car allowance paid to an HCE shall be excluded;

            (b) for any determination period with respect to an applicable provision of the Code other than Section 415, such compensation from a Commonly Controlled Entity, as determined by the Administrator, and which satisfies the requirements of Section 414(s) of the Code; and

            (c)   For purposes of the definition of "Compensation" hereunder:


                                       5
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                  (i) an amount included in an individual's final paycheck for employment as an Eligible Employee will be treated as if it were paid to an Eligible Employee, if it paid during a Plan Year in which the individual is an Eligible Employee, even though, on the date he receives the paycheck, the individual no longer is an Eligible Employee;

                  (ii) an amount that should have been paid in a manner that met the requirements imposed by this Section 1.19 (as modified by subsection (c)(1), above), but that was mistakenly paid in a different manner, will be treated as meeting the requirements imposed by this Section 1.19;

                  (iii) all amounts paid in settlement (including, but not
            limited to, amounts paid for front and back pay and emotional distress) to an Eligible Employee will be excluded from the definition of "Compensation" hereunder unless otherwise ordered pursuant to the final decision of the presiding court, arbitrator, or administrative agency after all available appeals have been exhausted; and

                  (iv) if it is not entirely clear whether an item of
            remuneration meets the requirements of subsection (c)(ii) or
            (c)(iii), above, the Administrator, in his or her sole discretion, will determine whether the item meets the requirements of such subsection (c)(ii) or (c)(iii), above.

            (d) In addition to other applicable limitations that may be set forth in the Plan, and notwithstanding any other contrary provision of the Plan, annual Compensation taken into account under the Plan for the purpose of calculating the Contributions to the Plan by or in respect of a Participant for any Plan Year will not exceed the applicable compensation limit under Section 401(a)(17) of the Code, as adjusted.

      1.19  "COMPUTATION PERIOD"

      Means with respect to Eligibility Service, the twelve (12) consecutive month period commencing with an Employee's Employment Date and the Plan Year which includes the first anniversary of the Employment Date and each subsequent Plan Year.

      1.20  "CONTRACT ADMINISTRATOR"

      Means each individual and entity designated by the Senior Vice President or a Named Fiduciary, pursuant to this Plan, to render services to the Plan or Trust as a Fiduciary.

      1.21  "CONTRIBUTIONS"

      Means amounts contributed to the Plan by the Employer or an Eligible Employee. Specific types of contributions include:

            (a) "MATCHING". An amount contributed by the Employer based upon the amount contributed by the eligible Participant.

            (b) "PAY BASED". An amount contributed by the Employer and allocated on a pay based formula to eligible Participants' Accounts.

            (c) "PRE-TAX". An amount contributed on a pre-tax basis in conjunction with a Participant's Code Section 401(k) salary deferral agreement.

            (d) "SPECIAL". An amount contributed by the Employer to avoid prohibited discrimination under Section 401(a)(4) of the Code.

      1.22  "CONTRIBUTION DOLLAR LIMIT"

      Means the annual limit imposed on each Participant pursuant to Section 402(g) of the Code (as indexed for cost of living adjustments pursuant to Sections 402(g)(5) and 415(d) of the Code).

      1.23  "CONTRIBUTION ELECTION" OR "ELECTION"

      Means the election made by a Participant to reduce his or her Compensation by an amount equal to the product of his or her Contribution Percentage and such Compensation from the Employer subject to the Contribution Election.

      1.24  "CONTRIBUTION PERCENTAGE"

      Means the percentage of a Participant's Compensation which is to be contributed to the Plan by his or her Employer as a Contribution.

      1.25  "CONVERSION ELECTION"

      Means an election by a Participant to change the investment of all or some specified portion of such Participant's Accounts by voice response to the telephone number provided by the Named Fiduciary to whom it is spoken, or on such form that may be required by the Named Fiduciary to whom it is delivered. No Conversion Election shall be deemed to have been given to the Named Fiduciary unless it is complete and delivered in accordance with the procedures established by such Named Fiduciary for this purpose.

      1.26  "CUSTODIAL AGREEMENT"

      Means the Trust Agreement or an insurance contract to provide for the holding of the assets of the Plan.

      1.27  "CUSTODIAN"

      Means the Trustee or an insurance company if the contract issued by such company is not held by the Trustee.

      1.28  "DIRECT ROLLOVER"

      Means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.


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

      1.29  "DISABILITY" OR "DISABLED"

      Means the Participant is disabled for purposes of the Employer's long term disability plan.

      1.30  "DISTRIBUTEE"

      Includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the Alternate Payee under a QDRO are Distributees with regard to the interest of the Spouse or former Spouse.

      1.31  "EFFECTIVE DATE"

      Means January 1, 2001, the date upon which the provisions of this document become effective. In general, the provisions of this document only apply to Participants who are Employees on or after the Effective Date. However, investment and distribution provisions apply to all Participants with Account balances to be invested or distributed after the Effective Date.

      1.32  "ELECTIVE DEFERRAL"

      Means amounts subject to the Contribution Dollar Limit.

      1.33  "ELIGIBLE EMPLOYEE"

      Means, effective as of January 1, 2000, an Employee of the Employer designated in Appendix 1.34 (including an Employee on an Authorized Leave of Absence), excluding the following:

      (a) an Employee who is a member of a group of Employees represented by a collective bargaining representative, unless a currently effective collective bargaining agreement between his or her Employer and the collective bargaining representative of the group of Employees of which he or she is a member provides for coverage by the Plan;

      (b) any person who is considered an Employee solely because of the application of Section 414 of the Code;

      (c)   any person who is not a U.S. citizen or resident alien;

      (d) effective January 1, 1992, an Employee who is scheduled in Appendix 1.34(d) as not being an Eligible Employee, but only for the periods so indicated;

      (e)   who is a temporary employee;

      (f) an individual employed pursuant to an agreement providing that the individual is not eligible to participate in the Plan;

      (g) an individual who is not contemporaneously classified as an Employee for purposes of the Employer's payroll system. In the event any such individual is reclassified as an Employee for any purpose, including, without limitation, as a common law or statutory employee, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action, or administrative proceeding, such individual will, notwithstanding such reclassification, remain ineligible for participation hereunder and will not be considered an Eligible Employee. In addition to and not in derogation of the foregoing, the exclusive means for an individual who is not contemporaneously classified as an Employee of the Employer on the Employer's payroll system to become eligible to participate in this Plan is through an amendment to this Plan which specifically renders such individual eligible for participation hereunder;

      (h) an Employee whose basic compensation for services on behalf of an Employer is not paid directly by an Employer;

      (i) an Employee who is making contributions to or receiving an employer contribution under any other tax-qualified defined contribution pension plan that is sponsored by any Commonly Controlled Entity and that provides for before-tax or after-tax contributions; and

      (j) an individual who is incarcerated and is on a work release program.


      Effective prior to January 1, 2000, "Eligible Employee" means any salaried Employee (including an Employee on an Authorized Leave of Absence) of an Employer on and after the Effective Date of the adoption of this Plan by the Employer, excluding any salaried Employee:

      (a) who is a member of a group of Employees represented by a collective bargaining representative, unless a currently effective collective bargaining agreement between his or her Employer and the collective bargaining representative of the group of Employees of which he or she is a member provides for coverage by the Plan;

      (b) who is considered an Employee solely because of the application of Section 414(n) of the Code;

      (c) who is not a U.S. citizen or a resident alien;

      (d) who is scheduled in Appendix 1.34(d); and

      (e) effective as of October 1, 1999, who is a temporary employee.

      1.34  "ELIGIBILITY SERVICE"

      Means the sum of an Employee's Years of Service.

      1.35  "ELIGIBLE RETIREMENT PLAN"

      Means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

      1.36  "ELIGIBLE ROLLOVER DISTRIBUTION"

      Means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or any "hardship withdrawal" described in Treasury Regulation
Section 1.401(k)-1(d)(2)(ii) that may not be distributed to the Distributee without regard to hardship under Section 401(k)(2)(B)(i)(IV) of the Code.

      1.37  "EMPLOYEE"

      Means any person who renders services as a common law employee to a Commonly Controlled Entity or is on an Authorized Leave of Absence, including the period of time before which the trade or business became a Commonly Controlled Entity, but excluding the period of time after which it ceases to be a Commonly Controlled Entity. No person who was hired through a temporary agency (including but not limited to any leased Employee) shall be considered an Employee and no person, the terms of whose services are governed by an independent contractor or consulting agreement with an Employer, shall be considered an Employee except to the extent explicitly provided to the contrary in such agreement; provided, however, any individual considered an Employee of a Commonly Controlled Entity under Section 414(n) of the Code shall be deemed employed by the Commonly Controlled Entity for which the individual performed services.

      1.38  "EMPLOYER"

      Means the Company and any Commonly Controlled Entity which has adopted the Plan; provided, that an entity will cease to be an Employer when it ceases to be a Commonly Controlled Entity; provided further, Hussmann and Midas will cease to be an Employer effective January 1, 1998.

      1.39  "EMPLOYMENT DATE"

      Means the day an Employee first earns an Hour of Service.

      1.40  "ERISA"

      Means the Employee Retirement Income Security Act of 1974, as amended. Reference to any specific Section shall include such Section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such Section.

      1.41  "FIDUCIARY"

      Means: (a) any individual or entity who performs a Fiduciary function under the Plan as defined in accordance with Section 3(21) of ERISA; (b) such individual or entity which the Senior Vice President, acting on behalf of the Company, designates to be a Named Fiduciary with respect to such person's authority to control and manage the operation and administration of the Plan or Trust; or (c) such individual or entity which a Named Fiduciary, acting on behalf of the Plan, designates to be a Fiduciary with respect to such person's authority to control and manage the operation and administration of the Plan or Trust.

      1.42  "HIGHLY COMPENSATED ELIGIBLE EMPLOYEE" OR "HCE"

      Means an Eligible Employee who is a "highly compensated employee" within the meaning of Section 414(q) of the Code (determined as if the election described in Section 414(q)(1)(B)(ii) of the Code has not been made), the provisions of which are incorporated herein by reference.

      1.43  "HOUR OF SERVICE"

      Means, as it applies to Computation Periods, each hour for which an Employee is entitled to:

            (a) payment for the performance of duties for any Commonly Controlled Entity;

            (b) payment from any Commonly Controlled Entity for any period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, sickness, incapacity (including disability), layoff, leave of absence, jury duty or military service;

            (c) back pay, irrespective of mitigation of damages, by award or agreement with any Commonly Controlled Entity (and these hours shall be credited to the period to which the agreement pertains); or

            (d) no payment, but is on an Authorized Leave of Absence (and these hours shall be based upon his or her normally scheduled hours per week or a 40 hour week if there is no regular schedule).

      The crediting of hours shall be made in accordance with Department of Labor Regulation Sections 2530.200b-2 and 3. An equivalent number of hours shall be credited for each payroll period in which the full-time Employee would be credited with at least 1 hour. The payroll period equivalencies are 190 hours monthly.

      With respect to a person who becomes an Employee as the result of the merger of Whitman Corporation and Heartland Territories Holdings, Inc., Hours of Service shall include each hour which would have been an Hour of Service prior to May 21, 1999, if Commonly Controlled Entity was determined by reference to include Heartland Territories Holdings, Inc. rather than the Company.

      1.44  "HUSSMANN"

      Means Hussmann Corporation or a subsidiary of Hussmann Corporation.

      1.45  "HUSSMANN PARTICIPANT"

      Means a person who: (1) has a balance in one or more of the Accounts or had accrued a right to have a balance in one or more of the Accounts; and (2) is an Employee of Hussmann or a person whose last employment with a Commonly Controlled Entity was with Hussmann, or a Beneficiary of either such person.

      1.46  "HUSSMANN PLAN"

      Means the Hussmann Corporation Retirement Savings Plan for Salaried Employees.

      1.47  "INSURANCE CONTRACT ARRANGEMENT"

      Means a contractual arrangement of one or more contracts with an entity, whether or not subject to the applicable regulations of a State regarding reserve requirements, which assumes the risk of payment of a Benefit primarily from its assets and which Insurance Contract Arrangement is incorporated and made a part of this Plan, but only to the extent it is specifically referred to herein and is not inconsistent with the terms and provisions of this Plan.

      1.48  "INTERNAL REVENUE CODE" OR "CODE"

      Means the Internal Revenue Code of 1986, as amended, any subsequent Internal Revenue Code and final Treasury Regulations. If there is a subsequent Internal Revenue Code, any references herein to Internal Revenue Code Sections shall be deemed to refer to comparable Sections of any subsequent Internal Revenue Code.

      1.49  "INVESTMENT ELECTION"

      Means an election by which a Participant directs the investment of his or her Contributions by voice response to the telephone number provided by the Named Fiduciary to whom it is spoken, or on such form that may be required by the Named Fiduciary to whom it is delivered. No Investment Election shall be deemed to have been given to the Named Fiduciary unless it is complete and delivered in accordance with the procedures established by such Named Fiduciary for this purpose.

      1.50  "INVESTMENT FUND" OR "FUND"

      Means one or more collective investment funds, a pool of assets, or deposits with the Custodian, a mutual fund, insurance contract, or managed pool of assets. The Investment Funds authorized by the Administrator are listed in Appendix 1.51.

      1.51  "LIMITED DEFERRALS"

      Means Elective Deferrals subject to the limits of Section 401(a)(30) of the Code.

      1.52  "MANAGEMENT COMMITTEE"

      Means, effective as of January 1, 2000, the committee appointed pursuant to the terms of the Plan and Trust as the Named Fiduciary for the investment of Plan assets in the Trust.

      1.53  "MIDAS"

      Means Midas International Corporation or a subsidiary of Midas International Corporation.

      1.54  "MIDAS PARTICIPANT"

      Means a person who: (1) has a balance in one or more of the Accounts or had accrued a right to have a balance in one or more of the Accounts; and (2) is an Employee of Midas or a person whose last employment with a Commonly Controlled Entity was with Midas, or a Beneficiary of either such person.

      1.55  "MIDAS PLAN"

      Means the Midas International Corporation Retirement Savings Plan for Salaried Employees.

      1.56  "NAMED FIDUCIARY"

      Means: (a) (a) with respect to the authority each has over management and control of the Plan's administration and operation or discretionary authority and control it may have with respect to the Plan, the Administrator and such other person who may be designated to be a Named Fiduciary pursuant to Article XV;

            (b) with respect to the management and control of the Plan's assets or the discretionary authority it may have with respect to the Plan's assets, the Trustee, the Management Committee, and other such person who may be designated to be a Named Fiduciary pursuant to Article XV.

      1.57  "NON-HIGHLY COMPENSATED EMPLOYEE" OR "NHCE"

      Means an Employee who is not an HCE.

      1.58  "NORMAL RETIREMENT DATE"

      Means the date a Participant attains sixty-five (65) years of age.

      1.59  "NOTICE DATE"

      Means the date established by the responsible Named Fiduciary as the deadline for it to receive notification with respect to an administrative matter in order to be processed as of a Change Date designated by the responsible Named Fiduciary.

      1.60  "PARTICIPANT"

      Means an Eligible Employee who begins to participate in the Plan after completing the eligibility requirements. A Participant's participation continues until his or her Termination of Employment and his or her Accrued Benefit is distributed or forfeited; provided however, each Hussmann Participant and Midas Participant shall cease to be a Participant on the date of transfer of assets and liabilities to the Hussmann Plan or Midas Plan, respectively.

      1.61  "PAYMENT DATE"

      Means the date on or after the Settlement Date on which a Participant's Accrued Benefit is distributed or commences to be distributed, which date shall be at least the minimum number of days required by law, if any, after the date the Participant has received any notice required by law, if any.

      If a distribution is one to which Sections 411(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 401(a)(11) of the Treasury Regulations is given, provided that:

            (a) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

            (b) the Participant, after receiving the notice, affirmatively elects a distribution.

      Notwithstanding the determination of a Payment Date hereunder and effective with respect to an Employee who becomes a Participant prior to July 1, 2001, and prior to the later of July 1, 2001 or the 90th day after Participants have been furnished with a summary of the Plan amendment which eliminates annuities as a form of distribution herein and satisfies the requirements of Department of Labor Regulation Section 2520.104b-3, distribution in accordance with an affirmative election will not commence before the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant.

      1.62  "PLAN"

      Means the PEPSIAMERICAS, INC. SALARIED RETIREMENT SAVINGS PLAN, as set forth herein and as hereafter may be amended from time to time.

      1.63  "PLAN ADMINISTRATOR"

      Means the person appointed pursuant to the terms of the Plan to have responsibility and control over the management, administration and operation of the Plan, as provided herein.

      1.64  "PLAN YEAR"

      Means the Annual Accounting period of the Plan and Trust which ends on each December 31.

      1.65  "QDRO"

      Means a domestic relations order which the Administrator has determined to be a qualified domestic relations order within the meaning of Section 414(p) of the Code.

      1.66  "QUALIFIED JOINT AND SURVIVOR ANNUITY"

      Means the QJSA described in Article XI.

      1.67  "RELATED PLAN"

      Means:

            (a) with respect to Sections 401(k) and 401(m) of the Code, any plan or plans maintained by a Commonly Controlled Entity which is treated with this Plan as a single plan for purposes of Sections 401(a)(4) or 410(b) of the Code; and

            (b) with respect to Section 415 of the Code, any other defined contribution plan or a defined benefit plan (as defined in Section 415(k) of the Code) maintained by a Commonly Controlled Entity, respectively called a "Related Defined Contribution Plan" and a "Related Defined Benefit Plan".

      1.68  "ROLLOVER CONTRIBUTION"

      Means:

            (a) a rollover contribution as described in Section 402(c) of the Code (or its predecessor); or

            (b) a Trustee Transfer: (1) to the Custodian of an amount by the custodian of a retirement plan qualified for tax-favored treatment under Section 401(a) of the Code, which plan provides for such transfer; (2) with respect to which the benefits otherwise protected by Section 411 of the Code in such transferor plan are no longer required by Section 411 of the Code to be protected in this Plan; and (3) which does not include amounts subject to
Section 401(k) of the Code.

      1.69  "SENIOR VICE PRESIDENT"

      Means, effective as of November 20, 1998, the Senior Vice President-Human Resources of Pepsi-Cola General Bottlers, Inc. or any person who shall succeed to the functional responsibilities of said office. Effective as of February 15, 2001, "Senior Vice President" means the Senior Vice President-Human Resources of PepsiAmericas, Inc. or any person who shall succeed to the functional responsibilities of said office. The Senior Vice President shall have the power and authority to act, to the extent delegated to him or her, on behalf of the Company (and all Employers) with respect to matters which relate to the Plan and Trust.

      1.70  "SETTLEMENT DATE"

      Means the date on which the transactions from the most recent Trade Date are settled.

      1.71  "SPOUSAL CONSENT"

      Means the irrevocable written consent given by a Spouse to a Participant's election (or waiver) of a specified form of benefit or Beneficiary designation. The Spouse's consent must acknowledge the effect on the Spouse of the Participant's election, waiver or designation and be duly witnessed by a Plan representative or notary public. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior election, waiver or designation that required Spousal Consent at any time before the Sweep Date associated with the Settlement Date upon which payments will begin. Spousal Consent also means a determination by the Administrator that there is no Spouse, the Spouse cannot be located, or such other circumstances as may be established by applicable law.

      1.72  "SPOUSE"

      Means a person, not of the same sex, who, as of the earlier of a Participant's Payment Date and death, is alive and married to the Participant within the meaning of the laws of the State of the Participant's residence as evidenced by a valid marriage certificate or other proof acceptable to the Administrator. A spouse who was the Spouse on the Payment Date but who is divorced from the Participant at the Participant's death shall still be the Spouse at the date of the Participant's death, except as otherwise provided in a QDRO.

      1.73  "SWEEP DATE"

      Means the date established by the responsible Named Fiduciary as the cutoff date and time for the responsible Named Fiduciary to receive notification with respect to a financial transaction for an Accounting Period in order to be processed with respect to a Trade Date designated by the responsible Named Fiduciary.

      1.74  "TERMINATION OF EMPLOYMENT"

      Occurs when a person ceases to be an Employee, as determined by the personnel policies of the Commonly Controlled Entity to whom he or she rendered services; provided, however, where a Commonly Controlled Entity ceases to be such with respect to an Employee as a result of either an asset sale or stock sale, an Employee of the Commonly Controlled Entity shall be deemed not to have incurred a Termination of Employment: (a) unless the Administrator shall make a determination that the transaction satisfies Section 401(k) of the Code, or if no such determination is made, until such Employee ceases to be employed by the successor to the Commonly Controlled Entity; or (b) if the Administrator shall make a Trustee Transfer of his or her Accrued Benefit. Transfer of employment from one Commonly Controlled Entity to another Commonly Controlled Entity shall not constitute a Termination of Employment for purposes of the Plan.

      1.75  "TRADE DATE"

      Means the Business Day as of which a financial transaction is effected.

      1.76  "TRUST"

      Means the legal entity resulting from the agreement between the Company and the Trustee and all amendments thereto in which some or all of the assets of this Plan will be received, held, invested and distributed to, or for the benefit of, Participants and Beneficiaries.

      1.77  "TRUST AGREEMENT"

      Means the agreement between the Company and the Trustee establishing the Trust, and any amendments thereto.

      1.78  "TRUST FUND"

      Means any property, real or personal, received by and held by the Trustee, plus all income and gains and minus all losses, expenses, withdrawals and distributions chargeable thereto.

      1.79  "TRUSTEE"

      Means any corporation, individual or individuals designated in the Trust Agreement who shall accept the appointment as Trustee to execute the duties of the Trustee as set forth in the Trust Agreement.

      1.80  "TRUSTEE TRANSFER"

      Means: (a) a transfer to the Custodian of an amount by the custodian of a retirement plan qualified for tax-favored treatment under Section 401(a) of the Code or by the trustee(s) of a trust forming part of such a plan, which plan provides for such transfer; or (b) a Direct Rollover within the meaning of
Section 402(c)(8)(B) of the Code; provided, that with respect to any withdrawal or distribution from the Plan, a Participant may elect a transfer to only one eligible retirement plan, except as may otherwise be determined by the Administrator in a uniform and nondiscriminatory manner.

      1.81  "UNIT VALUE"

      Means the value of a unit or share in the applicable Investment Fund, as determined in good faith by the Trustee or the Management Committee.

      1.82  "VALUATION DATE"

      Means the close of business on each Business Day.

      1.83  "YEAR OF SERVICE"

      Means, as it applies to Eligibility Service, each Computation Period in which an Employee is credited with at least 1,000 Hours of Service.

      An Employee's service with a company, the assets of which are acquired by a Commonly Controlled Entity, shall only be counted as employment with such Commonly Controlled Entity in the determination of his or her Years of Service if: (1) the Senior Vice President directs that credit for such service be granted in Appendix 1.85, or (2) a qualified plan of the acquired company is subsequently maintained by any Employer or Commonly Controlled Entity.

                                   ARTICLE II

                                  PARTICIPATION

      2.01  ELIGIBILITY.

            (a) On or after January 1, 2000, an Employee shall become a Participant in this Plan as follows:

                  (1) Any Employee who was a Participant in the Plan immediately before January 1, 2000 shall continue to participate in accordance with the provisions of the Plan, as amended and in effect on and after January 1, 2000.

                  (2) Any other Eligible Employee who is a regular, full-time
            Employee or a regular, part-time Employee scheduled to work thirty
            (30) or more Hours of Service per week will become a Participant on the day he or she becomes an Eligible Employee.

                  (3) Any other Eligible Employee who is a regular, part-time
            Employee scheduled to work fewer than thirty (30) Hours of Service per week will become a Participant on the first day of the second
            (2nd) calendar quarter following the month in which such Employee completes one year of Eligibility Service.

            (b) Prior to January 1, 2000 and on or after October 1, 1999, an Employee will become a Participant as follows:

                  (1) FULL-TIME ELIGIBLE EMPLOYEE ON OCTOBER 1, 1999. Each
            person who is a full-time Eligible Employee as of October 1, 1999 but who is not yet a Participant shall become a Participant on the first day of the first payroll period starting on or after October 1, 1999.

                  (2) ELIGIBLE EMPLOYEE AFTER OCTOBER 1, 1999. After
            October 1, 1999:

                        (A) Each other full-time Eligible Employee shall become
                  a Participant on the first day of the first full payroll period beginning on or after the Eligible Employee's Employment Date, and

                        (B) Each other part-time or seasonal Eligible Employee
                  shall become a Participant on the first day of the first full payroll period starting on or after the date he or she completes at least one year of Eligibility Service.

            (c) Prior to October 1, 1999, an Employee will become a Participant as follows:

                  (1) PARTICIPANT ON JANUARY 1, 1998. Each person who has an
            Accrued Benefit on January 1, 1998 shall become a Participant as of January 1, 1998.

                  (2) PARTICIPANT IN THE LOU GEN LTD. PROFIT SHARING PLAN.
            Each person who was a participant in the Lou Gen Ltd. Profit Sharing Plan whose accrued benefit under the Lou Gen Ltd. Profit Sharing Plan was (or is to be) transferred to this Plan shall become a Participant as of January 1, 1998, or, if later, the date of such transfer.

                  (3) PARTICIPANT IN THE PEPSI-CO LONG TERM SAVINGS PROGRAM.
            Each person who has become a participant in the PepsiCo Long Term Savings Program (in accordance with Section 3.02 thereof) and who is an Eligible Employee as a result of the merger of Whitman Corporation and Heartland Territories Holdings, Inc. shall be a Participant as of May 21, 1999.

                  (4) OTHER ELIGIBLE EMPLOYEE PRIOR TO OCTOBER 1, 1999. Each
            other Eligible Employee shall become a Participant on the first day of the month on or after the date he or she completes at least one year of Eligibility Service.

      2.02  REEMPLOYMENT.

            (a) ELIGIBLE EMPLOYEE WAS PREVIOUSLY A PARTICIPANT. An Eligible Employee who previously was a Participant prior to his or her Termination of Employment shall become a Participant on the first day he or she earns an Hour of Service.

            (b) ELIGIBLE EMPLOYEE HAD A TERMINATION. An Eligible Employee who previously completed the service requirement to become a Participant and who had a Termination of Employment before he or she became a Participant shall be eligible to become a Participant on the later of: (1) the date he or she would have become a Participant but for his or her Termination of Employment, or (2) the date he or she performs an Hour of Service.

      2.03  PARTICIPATION UPON CHANGE OF JOB STATUS.

      An Employee who is not an Eligible Employee shall become a Participant on the later of: (1) the date he or she would have become a Participant had he or she always been an Eligible Employee, or (2) the date he or she becomes an Eligible Employee.

                                   ARTICLE III

                            PARTICIPANT CONTRIBUTIONS

      3.01  PRE-TAX CONTRIBUTION ELECTION.

            (a) A Participant who is an Eligible Employee and who desires to have Pre-Tax Contributions made on his or her behalf by his or her Employer shall file a Contribution Election pursuant to procedures specified by the responsible Named Fiduciary, specifying his or her Contribution Percentage of not less than two percent (2%) nor more than ten percent (10%), prior to October 1, 1999, and nor more than fifteen percent (15%), effective as of October 1, 1999 (stated as a whole integer percentage), and authorizing the Compensation otherwise payable to him or her to be reduced.

            (b) Notwithstanding Subsection (a) hereof, for any Plan Year the Administrator may determine that the maximum Contribution Percentage shall be greater or lesser than the percentages set forth in Subsection (a) hereof. Otherwise, the maximum Contribution Percentage as provided in Subsection (a) hereof shall apply.

            (c) A Participant's Contribution Election shall be effective only with respect to Compensation not yet paid as of the date the Contribution Election is effective. A Contribution Election received on or before a Notice Date shall become initially effective with respect to payroll cycles ended after the applicable Change Date, or, if reemployed, on the first day of the next month. However, the Administrator, in his or her sole discretion, may declare an additional window period to Participants. Any Contribution Election which has not been properly completed or which does not contain a properly completed Investment Election will be deemed not to have been received and be void.

      3.02  ELECTION PROCEDURES.

      A Participant's Contribution Election shall continue in effect (with automatic adjustment for any change in his or her Compensation) until the earliest of the date: (1) his or her Contribution Election is changed in accordance with paragraph (a) hereof; (2) he or she ceases to be paid as an Eligible Employee; or (3) his or her Contribution Election is cancelled in accordance with paragraph (b) hereof.

            (a) CHANGING THE ELECTION. A Participant may increase or decrease his or her Contribution Percentage (subject to the percentage limits stated above) only once each Change Date by making a new Contribution Election, pursuant to procedures specified by the responsible Named Fiduciary, on which is specified the amount of the Contribution Percentage.

                  (1) If such Contribution Election is received by the Notice Date, the change shall be effective with respect to the first payroll cycle ended after the Change Date.

                  (2) However, if the Administrator deems it necessary, the Administrator may specify an additional window period to Participants.

                  (3) The amount of increase or decrease of such Contribution Percentage shall be effective only with respect to Compensation not yet paid.

                  (4) Any Contribution Election which has not been properly completed will be deemed not to have been received and be void.

            (b) CANCELING THE ELECTION. A Participant desiring to cancel his or her existing Contribution Election and reduce his or her Contribution Percentage to zero must make a new Contribution Election, pursuant to procedures specified by the responsible Named Fiduciary. The responsible Named Fiduciary will establish procedures, to be administered in a uniform and nondiscriminatory manner, for allowing a Participant to cancel his or her Contribution Election. Any Contribution Election received on or before a Notice Date shall become effective with respect to the payroll cycle ended after the next Change Date. A Participant who is an Eligible Employee and who has cancelled his or her Election may again make a Contribution Election at any time. If such Contribution Election is received by the Notice Date, it shall become effective with respect to the first payroll cycle ended after the next Change Date. Any Participant who has improperly completed a Contribution Election will be deemed not to have made an Election.

                                   ARTICLE IV

                    EMPLOYER CONTRIBUTIONS AND ALLOCATIONS

      4.01  PRE-TAX CONTRIBUTIONS.

            (a) FREQUENCY AND ELIGIBILITY. Subject to the limits of the Plan and to the Administrator's authority to limit Contributions under the terms of this Plan, for each period for which a Contribution Election is in effect, the Employer shall contribute to the Plan on behalf of each Participant an amount equal to the amount designated by the Participant as a Pre-Tax Contribution on his or her Contribution Election.

            (b) ALLOCATION. The Pre-Tax Contribution shall be allocated to the Pre-Tax Account of the Participant with respect to whom the amount is paid.

            (c) TIMING, MEDIUM AND POSTING. Pre-Tax Contributions shall be paid to the Custodian in cash and posted to each Participant's Pre-Tax Account by the Administrator as soon as such amounts can reasonably be balanced against the specific amount made on behalf of each Participant. Pre-Tax Contributions shall be paid to the Custodian not later than the fifteenth (15th) day of the month next following the month in which amounts are deducted from the Participant's Compensation.

      4.02  MATCHING CONTRIBUTIONS.

            (a) FREQUENCY AND ELIGIBILITY. Subject to the limits of the Plan and to the Administrator's authority to limit Contributions under the Plan, for each period for which Participants' Contributions are made, the Employer shall make Matching Contributions as described in the following Allocation Method paragraph on behalf of each Participant who contributed during the period and was an Eligible Employee at any time during each payroll period.

            (b) ALLOCATION METHOD. The Matching Contributions for each period shall total one hundred percent (100%) of each eligible Participant's Pre-Tax Contributions for the period, provided that no Matching Contributions shall be made based upon a Participant's Contributions in excess of six percent (6%) of his or her Compensation. The Employer may change the one hundred percent (100%) matching rate or the six percent (6%) of considered Compensation to any other percentages, including zero (0%).

            (c) TIMING, MEDIUM AND POSTING. The Employer shall make each period's Matching Contribution in cash as soon as is feasible, and not later than the Employer's federal tax filing date, including extensions, for deducting such Contribution. The Administrator shall post such amount to each Participant's Matching Account once the total Contribution received by the Custodian has been balanced against the specific amount to be credited to each Participant's Matching Account.

            (d) COMPENSATION. Compensation from the Employer shall be measured by the period (not to exceed the Plan Year) for which the Contribution is being made, provided the Eligible Employee is a Participant during such period.

            (e) TRUE-UP CONTRIBUTION. For each Participant who is an Employee on the last Business Day of the Plan Year and who has elected to contribute at least six percent (6%) of his or her Compensation as a Pre-Tax Contribution for all periods during such Plan Year in which he or she could make Pre-Tax Contributions, the Employer shall make a Matching Contribution equal to the least of:

                  (1) six percent (6%) of the Participant's Compensation for the Plan Year;

                  (2) the Participant's Pre-Tax Contributions for the Plan Year; or

                  (3) six percent (6%) of the dollar limit in Section 401(a)(17) of the Code,

      minus the aggregate amount of any Matching Contribution already made for the Participant under Section 4.02 hereof for the Plan Year.

      4.03  PAY BASED CONTRIBUTIONS.

            (a) FREQUENCY AND ELIGIBILITY. Subject to the limits of the Plan and to the Administrator's authority to limit Contributions under the Plan, for each Plan Year the Employer may make a Pay Based Contribution in an amount determined by the Employer on behalf of each Participant.

            (b) ALLOCATION METHOD. The Pay Based Contribution for each period shall be allocated among eligible Participants in direct proportion to their Compensation from the Employer; provided however, effective on and after January 1, 2002, the Pay Based Contribution will be equal to two percent (2%) of the Participant's Compensation for the period with respect to which the Pay Based Contribution is made.

            (c) TIMING, MEDIUM AND POSTING. The Employer shall make each period's Pay Based Contribution in cash as soon as is feasible and not later than the Employer's federal tax filing date, including extensions, for deducting such Contribution. The Administrator shall post such amount to each Participant's Matching Account once the total Contribution received by the Custodian has been balanced against the specific amount to be credited to each Participant's Pay Based Account.

            (d) COMPENSATION. Compensation from the Employer shall be measured by the period (not to exceed the Plan Year) for which the Contribution is being made, provided the Eligible Employee is a Participant during such period.

      4.04  SPECIAL CONTRIBUTIONS.

            (a) FREQUENCY AND ELIGIBILITY. Subject to the limits of the Plan and to the Administrator's authority to limit Contributions under the Plan, for each Plan Year the Employer may make a Special Contribution in an amount determined by the Administrator on behalf of each Non-Highly Compensated Employee Participant who was an Eligible Employee at any time during the Plan Year.

            (b) ALLOCATION METHOD. The Special Contribution for each period shall be allocated among eligible Participants as determined by the Administrator, subject to a maximum dollar amount which may be contributed on behalf of any Participant as determined by the Administrator.

            (c) TIMING, MEDIUM AND POSTING. The Employer shall make each period's Special Contribution in cash as soon as is feasible, but no later than twelve (12) months after the end of the Plan Year to which it is allocated. The Administrator shall post such amount to each Participant's Special Account once the total Contribution received by the Custodian has been balanced against the specific amount to be credited to each Participant's Special Account.

            (d) COMPENSATION. Compensation shall be measured by the period (not to exceed the Plan Year) for which the Contribution is being made, provided the Eligible Employee is a Participant during such period.

      4.05  MISCELLANEOUS.

            (a) DEDUCTION LIMITS. In no event shall the Employer Contributions for a Plan Year exceed the maximum the Company estimates will be deductible (or which would be deductible if the Employers had taxable income) by any Employer or Commonly Controlled Entity under Section 404 of the Code ("Deductible Amount"). Any amount in excess of the Deductible Amount shall not be contributed in the following order of Contribution type, to the extent needed to eliminate the excess:

                  (1) Each Participant's allocable share of Pre-Tax Contributions for the Plan Year will be reduced by an amount equal to the excess of the Participant's Pre-Tax Contributions over an amount which bears the same ratio to the amount of Pre-Tax Contributions made to the Plan on behalf of such Participant during the Plan Year as the Deductible Amount available for the Plan Year (reduced by the total amount of other types of Employer Contributions for the Plan Year) bears to the aggregate Pre-Tax Contributions made to the Plan on behalf of all Participants subject to such Deductible Amount during the Plan Year (before the application of this provision).

                  (2) If the application of Section (a)(1) would result in a reduction of a Participant's Pre-Tax Contributions which are matched by Matching Contributions, the rate at which Pre-Tax Contributions are reduced shall be offset by a reduction for each Matching Contribution not made as a result.

                  (3)   Pay Based Contributions.

            (b) PROFIT SHARING PLAN. Notwithstanding anything herein to the contrary, the Plan shall constitute a profit sharing plan for all purposes of the Code.

                                    ARTICLE V

                                    ROLLOVERS

      5.01  ROLLOVERS.

      The Administrator may authorize the Custodian to accept a Rollover Contribution from an Eligible Employee in cash, even if he or she is not yet a Participant. The Employee shall furnish satisfactory evidence to the Plan Administrator that the amount is eligible for rollover treatment. Such amount shall be posted to the Employee's Rollover Account by the Administrator as of the date received by the Custodian.

      If it is later determined that an amount transferred pursuant to the above paragraph did not in fact qualify as a Rollover Contribution, the balance credited to the Employee's Rollover Account shall immediately be: (1) segregated from all other Plan assets, (2) treated as a non-qualified trust established by and for the benefit of the Employee, and (3) distributed to the Employee. Any such non-qualifying rollover shall be deemed never to have been a part of the Plan.

                                   ARTICLE VI

                          ACCOUNTING FOR PARTICIPANTS'
                        ACCOUNTS AND FOR INVESTMENT FUNDS

      6.01  INDIVIDUAL PARTICIPANT ACCOUNTING.

            (a) ACCOUNT MAINTENANCE. The responsible Named Fiduciary will cause the Accounts for each Participant to reflect transactions involving Contributions and other allocations thereto, loans, earnings, losses, withdrawals, distributions and expenses to be allocated and posted to the Accounts in accordance with the terms of this Plan. Financial transactions during or with respect to an Accounting Period will be accounted for at the individual Account level by allocating and posting each transaction to the Account as of a Trade Date. At any point in time, the value of a Participant's Accrued Benefit will be equal to the sum of the aggregate of the following amounts determined under (1) and (2) with regard to each Investment Fund:

                  (1) the: (A) Unit Values for the portion of his or her Accounts invested in each Investment Funds; multiplied by (B) the number of full and fractional units for each such Investment Fund posted to his or her Accounts.

                  (2) the fair market value of any other assets of the Trust Fund (exclusive of assets described in (1) and (2)) in which a portion of his or her Accounts is invested or held.

            (b) TRADE DATE ACCOUNTING AND INVESTMENT CYCLE. For any transaction to be processed as of a Trade Date, the responsible Named Fiduciary must receive instructions by the Sweep Time and such instructions will apply only to amounts held in and posted to the Accounts as of the Trade Date. Except as otherwise provided herein, all transactions will be effected on the Trade Date relating to the Sweep Time (or as soon thereafter as is administratively possible).

            (c) SUSPENSION OF TRANSACTIONS. Whenever the Administrator considers such action to be in the best interest of the Participants, the Administrator in its discretion may suspend from time to time the Trade Date or reset the Sweep Time.

            (d) TEMPORARY INVESTMENT. To the extent practicable, the responsible Named Fiduciary will direct the Custodian to make temporary investments in a short-term interest fund of assets in an Account held pending a Trade Date.

            (e) HOW FEES AND EXPENSES ARE CHARGED TO ACCOUNTS. Account maintenance fees will be charged to Accounts (to the extent such fees are not paid by the Employer), provided that no fee will reduce an Account balance below zero. Transaction type fees (such as loan set-up fees, etc.) will be charged to the Accounts involved in the transaction as determined pursuant to procedures adopted by the Administrator. Fees and expenses incurred for the management and maintenance of Investment Funds will be charged at the Investment Fund level and reflected in the net gain or loss of each Investment Fund.

            (f) ERROR CORRECTION. The Administrator may correct any errors or omissions in the administration of the Plan by crediting or charging any Account with the amount that would have been allocated, credited or charged to the Account had no error or omission been made. Funds necessary for any such crediting will be provided through payment made by the responsible Named Fiduciary, or, if the responsible Named Fiduciary was not responsible for such error or omission, through payment by the Employer.

            (g) ACCOUNTING FOR PARTICIPANT LOANS. Participant loans will be held in a separate Fund for investment only by such Participant and accounted for in dollars as an earmarked asset of the borrowing Participant's Account.

      6.02  ACCOUNTING FOR INVESTMENT FUNDS.

            (a) UNIT ACCOUNTING. The investments in each Investment Fund designated by the Administrator as subject to unit accounting will be maintained in full and fractional units. The responsible Named Fiduciary is responsible for determining the number of full and fractional units of each such Investment Fund.

            (b) SHARE ACCOUNTING. The investments in each Investment Fund designated by the Administrator as subject to share accounting will be maintained in full and fractional shares. The responsible Named Fiduciary is responsible for determining the number of full and fractional shares of each such Investment Fund.

            (c) COMPANY STOCK. The following additional rules shall apply to the Company Stock Fund:

                  (1) VOTING RIGHTS. All Company Stock in an Account will be voted by the Custodian in accordance with directions from the Participant pursuant to the procedures of the Trust Agreement.

                  (2) TENDER OFFER. If a tender offer is commenced for Company Stock, the provisions of the Trust Agreement regarding the response to such tender offer, the holding and investment of proceeds derived from such tender offer and the substitution of new securities for such proceeds will be followed.

                  (3) DIVIDENDS AND INCOME. Dividends (whether in cash or in property) and other income received by the Custodian in respect of Company Stock will be reinvested in Company Stock and will constitute income and be recognized on an accrual basis for the Accounting Period in which occurs the record date with respect to such dividend; provided that, with respect to any dividend which is reflected in the market price of the underlying stock, the Administrator will direct the Custodian during such trading period to trade such stock the regular way to reflect the value of the dividend, and all transfers and cash distributions will be transacted accordingly with no accrual of such dividend, other than as reflected in such market price.

                  (4) TRANSACTION COSTS. Any brokerage commissions, transfer taxes, transaction charges, and other charges and expenses in connection with the purchase or sale of Company Stock will be added to the cost thereof in the case of a purchase or deducted from the proceeds thereof in the case of a sale; provided, however, where the purchase or sale of Company Stock is with a "disqualified person" as defined in Section 4975(e)(2) of the Code or a "party in interest" as defined in
                        Section 3(14) of ERISA, no commissions may be charged with respect thereto.

      6.03 ACCOUNTS FOR ALTERNATE PAYEES. A separate Account will be established for an Alternate Payee as of the date, and in accordance with the directions specified, in the QDRO. Such Account will be valued and accounted for in the same manner as any other Account. An Alternate Payee will be treated as a Participant to the extent provided as follows:

            (a) INVESTMENT DIRECTION. An Alternate Payee may direct or exchange the investment of such Account in the same manner as a Participant; provided, however, that an Alternate Payee may not acquire Company Stock.

            (b) WITHDRAWALS AND FORMS OF PAYMENT. An Alternate Payee will receive payment of the amount specified in the QDRO as soon as administratively possible, regardless of whether the Participant is an Employee, unless the QDRO specifically provides that payment be delayed, including at the election of the Alternate Payee. Payment may be made in the same forms as are available to the Participant with respect to whom the QDRO has been obtained, to the extent provided in the QDRO.

            (c) PARTICIPANT LOANS. An Alternate Payee will not be entitled to borrow from his or her Account. If a QDRO specifies that the Alternate Payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans will continue to be held in the Participant's Account and will not be divided between the Participant's and Alternate Payee's Accounts.

            (d) BENEFICIARY. An Alternate Payee may designate a Beneficiary in the same manner as a Participant, to the extent provided for in the QDRO.

      6.04 TRANSITION RULES. The Administrator may adopt such procedures, including imposing "transition" periods, as are necessary to accommodate any plan mergers, Investment Fund or accounting changes or events, or similar events as it determines are necessary for the proper administration of the Plan.

                                   ARTICLE VII

                         INVESTMENT FUNDS AND ELECTIONS

      7.01  INVESTMENT OF CONTRIBUTIONS.

            (a) INVESTMENT ELECTION. Each Participant may direct the Custodian, by submission to the responsible Named Fiduciary of an Investment Election, to invest Contributions (and loan repayments) posted to his or her Accounts and other amounts allocated and posted to the Participant's Account in one or more Investment Funds; provided, however, that a separate Investment Election is required for Rollover Contributions. If a Participant does not have a valid Investment Election on file, his or her Investment Election will be deemed to be a 100% election of the Investment Fund designated by the Administrator as the default option, as indicated in Appendix 1.51. If the Participant elects to have any such Contributions made on his or her behalf invested in more than one Investment Fund, he or she must designate in whole multiples of one percent (1%) what percentage of the Contribution is to be invested in each such Investment Fund. Notwithstanding the above and effective as of May 21, 1999, no Investment Election may be made by a Participant or Beneficiary which directs the investment of any Contributions into the PepsiCo Stock Fund.

            (b) EFFECTIVE DATE OF INVESTMENT ELECTION; CHANGE OF INVESTMENT ELECTION. A Participant's initial Investment Election will be effective with respect to an Investment Fund on the Trade Date which relates to the Sweep Time on which or prior to which the Investment Election is received and not revoked pursuant to procedures specified by the Administrator. A Participant's Investment Election will continue in effect, notwithstanding any change in his or her Compensation or his or her Contribution Percentage, until the earlier of:
(1) the effective date of a new Investment Election; or (2) the date he or she ceases to be a Participant. A change in Investment Election will be effective with respect to an Investment Fund as soon as administratively possible after the date the Administrator receives the Participant's new Investment Election.

      7.02  INVESTMENT OF ACCOUNTS.

            (a) CONVERSION ELECTION. Notwithstanding a Participant's Investment Election, a Participant may direct the Custodian, by submission of a Conversion Election to the responsible Named Fiduciary, to change the investment of his or her Accounts between two or more Investment Funds, on a pro rata basis with respect to each of the Participant's Accounts (exclusive of the Participant's loans) from existing plan. If a Participant does not have a valid Conversation Election on file, his or her Conversion Election will be deemed to be a 100% election of the Investment Fund designated by the Administrator as the default option, as indicated in Appendix 1.51. If the Participant or Beneficiary elects to invest his or her Accrued Benefit in more than one (1) Investment Fund, he or she must designate in whole multiples of one percent (1%) what percentage of his or her Accounts is to be invested in such Investment Fund; provided, however, effective as of May 21, 1999, no Conversion Election may be made by a Participant or Beneficiary which directs the investment of any part of his or her Accrued Benefit into the PepsiCo Stock Fund.

            (b) EFFECTIVE DATE OF CONVERSION ELECTION. A Conversion Election to change a Participant's investment of his or her Accounts in one Investment Fund to another Investment Fund will be effective with respect to such Investment Funds on the Trade Date(s) which relates to the Sweep Time on which or prior to which the Conversion Election is received and not revoked pursuant to procedures specified by the Administrator. Notwithstanding the foregoing, a Conversion Election made with respect to the Account balance of a Participant who dies on or after the Effective Date will not be valid if it is made after such time that is established by the Administrator following the date the Administrator is notified of such Participant's death.

            (c) DELAYED EFFECTIVE DATE. Notwithstanding any provision of this
Section 7.02 to the contrary, if the sell portion of a Conversion Election can not be processed due to a problem in the market, a liquidity shortage in an Investment Fund, or disruption of other sell or buy orders in another Investment Fund, the buy portion of the Conversion Election will not be processed on a Trade Date until the sell transaction can be processed.

      7.03 INVESTMENT FUNDS. The Plan's Investment Funds are indicated in Appendix 1.51. In addition, the Management Committee may, from time to time, in its discretion:

            (a) limit or freeze investments in, or transfers from, an Investment Fund;

            (b)   add funding vehicles thereunder;

            (c) liquidate, consolidate or otherwise reorganize an existing Investment Fund; or

            (d) add new Investment Funds to, or delete Investment Funds from, Appendix 1.51.

      7.04 TRANSITION RULES. Effective as of the date designated by the Management Committee on which any Investment Fund is added under Section 7.03, each Participant will have the opportunity to make new Investment Elections and Conversion Elections to the Administrator no later than the applicable Sweep Time. The Administrator may take such action as the Administrator deems appropriate, including, but not limited to:

            (a) using any reasonable accounting methods in performing his or her duties during the period of transition;

            (b) designating into which Investment Fund a Participant's Accounts or Contributions will be invested;

            (c) establishing the method for allocating net investment gains or losses and the extent, if any, to which amounts received by and distributions paid from the Trust during this period share in such allocation;

            (d) investing all or a portion of the Trust's assets in a short-term, interest-bearing Investment Fund during such transition period;

            (e) delaying any Trade Date during a designated transition period or changing any Sweep Time or Valuation Time during such transition period; or

            (f) designating how and to what extent a Participant's Investment Election or Conversion Election will apply to Investment Funds.

      7.05 RESTRICTED INVESTMENT FUNDS. Notwithstanding anything contained herein to the contrary: (a) purchases and sales in the Company Stock Fund will be restricted for Participants subject to applicable statutory, stock exchange or Company trading restrictions; and (b) amounts invested hereunder will be subject to such restrictions as may be imposed by: (i) the issuer of securities to an Investment Fund, or (ii) the investment manager or advisor of such Investment Fund.

      7.06 RISK OF LOSS. Neither the Plan nor the Company guarantees that the fair market value of the Investment Funds, or of any particular Investment Fund, will be equal to or greater than the amounts invested therein. Neither the Plan nor the Company guarantees that the value of the Accounts will be equal to or greater than the Contributions allocated thereto. Except as required pursuant to ERISA, each Participant will have sole responsibility for the investment of his or her Accounts and for transfers among the available Investment Funds, and no fiduciary or other person will have any liability for any loss or diminution in value resulting from any Participant's exercise of, or failure to exercise, such investment responsibility. Each Participant assumes all risk of any decrease in the value of the Investment Funds and the Accounts. The Plan is intended to constitute a plan described in Section 404(c) of ERISA.

      7.07 INTERESTS IN THE INVESTMENT FUNDS. No Participant will have any claim, right, title, or interest in or to any specific assets of any Investment Fund until distribution of such assets is made to such Participant. No Participant will have any claim, right, title, or interest in or to the Investment Fund, except as and to the extent expressly provided herein.

      7.08 SOLE SOURCE OF BENEFITS. Participants may only seek payment of benefits under the Plan from the Trust, and, except as otherwise required by law, the Employer assumes no responsibility or liability therefor.

      7.09 ALTERNATE PAYEES. See Sections 6.03 and 6.04 for the treatment of Alternate Payees as Participants for purpose of this Article VII.

                                  ARTICLE VIII

                             VESTING AND FORFEITURES

      8.01  FULLY VESTED CONTRIBUTION ACCOUNTS.

      A Participant who is an Employee on the Effective Date, shall be fully vested and have a nonforfeitable right to his or her Accrued Benefit in all Accounts at all times. A Participant who is not an Employee on or after the Effective Date shall have a vested and nonforfeitable right to his or her Accrued Benefit in the manner determined under this Plan as it existed on his or her Termination of Employment.

                                   ARTICLE IX

                                PARTICIPANT LOANS

      9.01  PARTICIPANT LOANS PERMITTED.

      The Administrator is authorized to establish and administer a loan program for a Participant who is an Eligible Employee or a former Eligible Employee who is a "party in interest" under ERISA pursuant to the terms and conditions set forth in this Article. All loan limits are determined as of the Trade Date the Trustee reserves funds for the loan. The funds will be disbursed to the Participant as soon as is administratively feasible after the next following Settlement Date.

      9.02  LOAN FUNDING LIMITS.

      The loan amount must meet the following limits:

            (a) PLAN MINIMUM LIMIT. The minimum amount for any loan is $1,000.00.

            (b) PLAN MAXIMUM LIMIT. Subject to the legal limit described in (c) below, the maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is fifty percent (50%) of vested balance of the following Accounts:

                              Pre-Tax Account
                              Special Account
                              Matching Account
                              Pay Based Account Former Matching Contribution Account ESOP Account
                              TRASOP Account Rollover
                              Account and Post-Tax Account.

            (c) LEGAL MAXIMUM LIMIT. The maximum a Participant may borrow, including the outstanding balance of existing loans, is based upon the value of his or her vested interest in this Plan and all other qualified plans maintained by a Commonly Controlled Entity (the "Vested Interest"). The maximum amount is equal to fifty percent (50%) of his or her Vested Interest, not to exceed $50,000. However, the $50,000 amount is reduced by the Participant's highest outstanding balance of all loans from any Commonly Controlled Entity's qualified plans during the 12-month period ending on the day before the Trade Date on which the loan is made.

      9.03  MAXIMUM NUMBER OF LOANS.

      A Participant may have only one loan outstanding at any given time, and any prior existing loan must be fully repaid for ninety (90) days before a new loan may be secured.

      9.04  SOURCE OF LOAN FUNDING.

      A loan to a Participant shall be made solely from the assets of his or her own Accounts. The available assets shall be determined first by Contribution Account and then by investment type within each type of Contribution Account. The hierarchy for loan funding by type of Contribution Account shall be the order listed in the preceding Plan Maximum Limit paragraph. Within each Account used for funding, amounts shall first be taken from the available cash in the Account and then taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Sweep Date on which the loan is made.

      9.05  INTEREST RATE.

      The interest rate charged on Participant loans shall be fixed and equal to the Trustee's prime rate.

      9.06  REPAYMENT.

      Substantially level amortization shall be required of each loan with payments made at least monthly through payroll deduction, provided that payment can be made by check for advance loan payments or when a Participant is on an Authorized Leave of Absence, Disabled or transferred to the employ of a Commonly Controlled Entity which is not participating in the Plan. Loans may be prepaid in full or in part at any time. The loan repayment period shall be as mutually agreed upon by the Participant and Administrator, not to exceed five (5) years.

      9.07  REPAYMENT HIERARCHY.

      Loan principal repayments shall be credited to the Participant's Contribution Accounts in the inverse of the order used to fund the loan. Loan interest shall be credited to the Contribution Account in direct proportion to the principal repayment. Loan payments are credited by investment type based upon the Participant's current Conversion Election for that Account.

      9.08  LOAN APPLICATION, NOTE AND SECURITY.

      A Participant shall apply for any loan in accordance with a procedure established by the responsible Named Fiduciary. The responsible Named Fiduciary shall administer Participant loans and shall specify the time frame for approving loan applications. All loans shall be evidenced by a promissory note and security agreement and secured only by a Participant's Account balance. The Plan shall have a lien on a Participant's Account to the extent of any outstanding loan balance.

      9.09  DEFAULT, SUSPENSION AND ACCELERATION FEATURE.

            (a) DEFAULT. A loan is treated as a default on the earlier of: (i) the date any scheduled loan payment is more than ninety (90) days late, provided that the Administrator may agree to a suspension of loan payments for up to twelve (12) months for a Participant who is on an Authorized Leave of Absence; or (ii) thirty (30) days from the time the Participant receives written notice of the note being due and payable and a demand for past due amounts.

            (b) ACTIONS UPON DEFAULT. In the event of default, the Administrator will direct the Trustee to report the default as a taxable distribution. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator will direct the Trustee to execute upon its security interest in the Participant's Account by segregating the unpaid loan balance from the Account, including interest to the date of default, and to distribute the note to the Participant.

            (c) ACCELERATION. A loan shall become due and payable in full once the Participant incurs a Termination of Employment.

                                    ARTICLE X

                             IN-SERVICE WITHDRAWALS

      10.01 WITHDRAWALS FOR 401(k) HARDSHIP.

            (a) REQUIREMENTS. A Participant may request the withdrawal of any amount from the portion of his or her Accounts needed to satisfy a financial need by making a withdrawal request in accordance with a procedure established by the Administrator. The Administrator shall only approve those requests for withdrawals: (1) on account of a Participant's "Deemed Financial Need", and (2) which are "Deemed Necessary" to satisfy the financial need.

            (b) "DEEMED FINANCIAL NEED". Financial commitments relating to:

                  (1) costs directly related to the purchase or construction (excluding mortgage payments or balloon payments) of a Participant's principal residence;

                  (2)   the payment of expenses for medical care described in
                        Section 213(d) of the Code previously incurred by the Participant, the Participant's Spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for those persons to obtain medical care described in Section 213(d) of the Code;

                  (3) payment of tuition and related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his or her Spouse, children or dependents (as defined in Section 152 of the Code); or

                  (4) necessary payments to prevent the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of the Participant's principal residence.

            (c) "DEEMED NECESSARY". A withdrawal is "deemed necessary" to satisfy the financial need only if all of these conditions are met:

                  (1) the withdrawal may not exceed the dollar amount needed to satisfy the Participant's documented financial hardship, plus an amount necessary to pay federal, state, or local income taxes or penalties reasonably anticipated to result from such withdrawal;

                  (2) the Participant must have obtained all distributions, other than financial hardship distributions, and all nontaxable loans under all plans maintained by the Company or any Commonly Controlled Entity;

                  (3) the Participant will be suspended from making Pre-Tax Contributions, post-tax contributions, (or similar contributions under any other qualified or nonqualified plan of deferred compensation maintained by a Commonly Controlled Entity) for at least twelve (12) months from the date the withdrawal is received; and

                  (4) the Contribution Dollar Limit for the taxable year immediately following the taxable year in which the financial hardship withdrawal is received shall be reduced by the Elective Deferrals for the taxable year in which the financial hardship withdrawal is received.

            (d) ACCOUNT SOURCES FOR WITHDRAWAL. All available amounts must first be withdrawn from his or her Accounts under Section 10.02 or 10.03. The remaining withdrawal amount shall come only from his or her Accounts, in the following priority order of Accounts:

                              Post-Tax Account
                              QVEC Account
                              TRASOP Account
                              ESOP Account
                              Rollover Account
                              Former Matching Contribution Account
                              Pay Based Account
                              Matching Account (this is an account source prior to January 1, 1999)
                              Pre-Tax Account

      The amount that may be withdrawn from a Participant's Pre-Tax Account shall not include earnings and Special Contributions posted to his or her Pre-Tax Account after the end of the Plan Year which ends before July 1, 1989.

      10.02 WITHDRAWALS FOR PARTICIPANTS OVER AGE 59 1/2 OR WHO ARE DISABLED.

            (a) REQUIREMENTS. A Participant who is over age 59 1/2 or who is Disabled may withdraw from the portion of his or her Accounts listed in paragraph (b) below.

            (b) ACCOUNT SOURCES FOR WITHDRAWAL. When requesting a withdrawal, any withdrawal amount shall come only from his or her Accounts, in the following priority order of Accounts:

                              Post-Tax Account
                              QVEC Account
                              TRASOP Account
                              ESOP Account
                              Rollover Account
                              Former Matching Contribution Account

                             Pay Based Account
                             Matching Account
                             Pre-Tax Account
                             Special Account.

      10.03 WITHDRAWALS OF MATURE AMOUNTS

            (a) REQUIREMENTS. Withdrawal is permitted from an amount credited to any of the Accounts listed in paragraph (b) below.

            (b) CONTRIBUTION ACCOUNT SOURCES FOR WITHDRAWAL. When requesting a withdrawal, any withdrawal amount shall come only from his or her Accounts, in the following priority order of Accounts:

                             Post-Tax Account
                             QVEC Account
                             TRASOP Account
                             ESOP Account
                             Rollover Account
                             Former Matching Contribution Account
                             Effective as of January 1, 2000, Pay Based Account.

      10.04 WITHDRAWAL PROCESSING.

            (a) ORDERING. To the extent of the outstanding principal amount (excluding earnings) as of December 31, 1986 attributable to his or her Post-Tax Account, any withdrawal hereunder shall be deemed first to be made therefrom, second from Post-Tax Contributions, if any, made after December 31, 1986, plus earnings thereon in the same pro rata manner as required by Section 72(e) of the Code, and, thirdly, from earnings on such principal amount as of December 31, 1986.

            (b) MINIMUM AMOUNT. There is no minimum payment for any type of withdrawal.

            (c) PERMITTED FREQUENCY. The maximum number of withdrawals permitted in any Plan Year (other than for 401(k) Hardship) is two. For this purpose, two types of withdrawals distributed in one payment shall constitute one withdrawal.

            (d) APPLICATION BY PARTICIPANT. A Participant must submit a withdrawal request in accordance with a procedure established by the responsible Named Fiduciary to the responsible Named Fiduciary to apply for any type of withdrawal. Only a Participant who is an Employee may make a withdrawal request.

            (e) APPROVAL BY RESPONSIBLE NAMED FIDUCIARY. The responsible Named Fiduciary is responsible for determining that a withdrawal request conforms to the requirements described in this Section and notifying the Custodian of any payments to be made in a timely manner.

            (f) TIME OF PROCESSING. The Custodian shall process all withdrawal requests which it receives by a Sweep Date, based on the value as of the Trade Date to which it relates, and fund them on the next Settlement Date. The Custodian shall then make payment to the Participant as soon thereafter as is administratively feasible.

            (g) MEDIUM AND FORM OF PAYMENT. The medium of payment for withdrawals is either cash or direct deposit; provided however, a withdrawal under either Section 10.02 or 10.03 may be paid, as directed by the Participant, in whole shares of Company Stock to the extent the withdrawal is funded from the Company Stock Fund. The form of payment for withdrawals shall be a single installment.

            (h) INVESTMENT FUND SOURCES. Within each Account used for funding a withdrawal, amounts shall be taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes the Participant's loans) at the time the withdrawal is made.

            (i) DIRECT ROLLOVER. With respect to any cash payment hereunder in excess of $200 which constitutes an Eligible Rollover Distribution, a Distributee may direct the responsible Named Fiduciary to have all or some portion of such payment (other than from a Post-Tax Account) paid in the form of a Trustee Transfer, in accordance with procedures established by the responsible Named Fiduciary, provided the responsible Named Fiduciary receives written notice of such direction with specific instructions as to the Eligible Retirement Plan on or prior to the applicable Sweep Date for payment. If the Participant does not transfer all of such payment, the minimum amount which can be transferred is $500.

            (j) OUTSTANDING LOAN. Notwithstanding any other provision of this
Article X, the portion of a Participant's Account that secures a loan to such Participant under Article IX may not be taken as a withdrawal.

            (k) SPOUSAL CONSENT. Spousal Consent will not be required for any withdrawal, except with respect to a Participant who has elected an annuity form of distribution pursuant to Section 11.01.

            (l) REQUIRED WITHDRAWALS. Notwithstanding any provision of the Plan to the contrary, the Payment Date of the Accrued Benefit of a Participant who is a 5-percent owner (as defined in Section 416 of the Code), will not be later than April 1 following the calendar year in which the Participant attains age 70-1/2 (with required withdrawals to be made by each December 31 thereafter) and will comply with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations promulgated thereunder.

      With respect to distributions under the Plan made in calendar years beginning on or after the Effective Date, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the Treasury Regulations under Section 401(a)(9) of the Code that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final Treasury Regulations under Section 401(a)(9) of the Code or such other date specified in guidance published by the Internal Revenue Service.

                                   ARTICLE XI

                           DISTRIBUTIONS ON AND AFTER
                            TERMINATION OF EMPLOYMENT

      11.01 REQUEST FOR DISTRIBUTION OF BENEFITS.

            (a) REQUEST FOR DISTRIBUTION. Subject to the other requirements of this Article, a Participant may elect to have his or her vested Accrued Benefit paid to him or her beginning upon any Settlement Date following his or her Termination of Employment by submitting a completed distribution election in accordance with a procedure established by the responsible Named Fiduciary. Such election form shall include or be accompanied by a notice which provides the Participant with information regarding all optional times and forms of payment available. The election must be submitted to the responsible Named Fiduciary by the Sweep Date that relates to the Payment Date.

            (b) FAILURE TO REQUEST DISTRIBUTION. If a Participant has a Termination of Employment and fails to submit a distribution request in accordance with a procedure established by the responsible Named Fiduciary by the last Payment Date permitted under this Article, his or her vested Accrued Benefit shall be valued as of the Valuation Date which immediately precedes such latest date of distribution (called the "Default Valuation Date") and a notice of such deemed distribution shall be issued to his or her last known address as soon as administratively possible. If the Participant does not respond to the notice or cannot be located, his or her vested Accrued Benefit determined on the Default Valuation Date shall be treated as a forfeiture. If the Participant subsequently files a claim, the amount forfeited (unadjusted for gains and losses) shall be reinstated to his or her Accounts and distributed as soon as administratively feasible, and such payment shall be accounted for by charging it against forfeitures or by a contribution from the Employer of the affected Participant.

      11.02 DEADLINE FOR DISTRIBUTION.

      In addition to any other Plan requirements and unless the Participant elects otherwise, or cannot be located, the Payment Date of a Participant's vested Accrued Benefit shall be not later than sixty (60) days after the latest of the close of the Plan Year in which: (i) the Participant attains the earlier of age sixty-five (65) or his or her Normal Retirement Date, (ii) occurs the tenth (10th) anniversary of the Plan Year in which the Participant commenced participation, or (iii) the Participant had a Termination of Employment. However, if the amount of the payment or the location of the Participant (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than sixty (60) days after the earliest date on which such amount or location is ascertained. In any case, the Payment Date of the Accrued Benefit of a Participant: (i) who is not an Employee, or (ii) who is an Employee and who is a 5-percent owner (as defined in Section 416 of the Code), shall not be later than April 1 following the calendar year in which the Participant attains age seventy and one-half (70 1/2) and each December 31 thereafter and shall comply with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations promulgated thereunder.

      11.03 PAYMENT FORM AND MEDIUM.

            (a) GENERAL. A Participant's vested Accrued Benefit shall be paid in the form of:

            (i) DISTRIBUTIONS AFTER JUNE 30, 2001. With respect to distributions with Payment Dates commencing after the later of June 30, 2001 or the 90th day after Participants have been furnished with a summary of the Plan amendment which eliminates annuities as a form of distribution herein and satisfies the requirements of Department of Labor Regulation Section 2520.104b-3, a Participant's vested Accrued Benefit shall be paid in the form of:

                  (1)   a single sum,

                  (2) periodic installments as selected by the Participant, not to exceed 15 years, or

                  (3) periodic distributions of at least $500.00, each in an amount designated by the Participant but not to exceed two distributions per Plan Year.

            (ii) DISTRIBUTIONS PRIOR TO JULY 1, 2001. With respect to distributions with Payment Dates commencing prior to the later of July 1, 2001 or the 90th day after Participants have been furnished with a summary of the Plan amendment which eliminates annuities as a form of distribution herein and satisfies the requirements of Department of Labor Regulation
      Section 2520.104b-3, a Participant's vested Accrued Benefit shall be paid in the form of:

                  (1)   a single sum,

                  (2) periodic installments as selected by the Participant, not to exceed 15 years,

                  (3)   a single or joint life annuity, or

                  (4) periodic distributions of at least $500.00, each in an amount designated by the Participant but not to exceed two distributions per Plan Year.

      Within each Account used for funding a distribution, amounts shall be taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund at the Trade Date for which the distribution is made.

            (b) MEDIUM OF PAYMENT. Payments will generally be made in cash (generally by check). Alternatively, if the Participant elects a single sum distribution, a single sum payment will be made, as directed by the Participant, in a combination of cash and whole shares of Company Stock to the extent the distribution is funded from the Company Stock Fund. Effective with respect to an Employee who becomes a Participant prior to July 1, 2001 and prior to the later of July 1, 2001 or the 90th day after Participants have been furnished with a summary of the Plan amendment which eliminates annuities as a form of distribution herein and satisfies the requirements of Department of Labor Regulation Section 2520.104b-3, any annuity option permitted will be provided through the purchase of a non-transferable single premium contract from an insurance company which must conform to the terms of the Plan and
Section 401(a)(9) of the Code and which will be distributed to the Participant or Beneficiary in complete satisfaction of the benefit due.

      11.04 SMALL AMOUNTS PAID IMMEDIATELY.

      If a Participant incurs a Termination of Employment and the Participant's vested Accrued Benefit is $5,000 ($3,000 prior to January 1, 1998) or less (or such larger amount as may be specified in Section 411(a)(11) of the Code) at any time, including after withdrawals have commenced, the Participant's Accrued Benefit will be paid as a single sum as soon as administratively possible, pursuant to such procedures as may be established by the Administrator.

      11.05 PAYMENT WITHIN LIFE EXPECTANCY.

      The Participant's payment election must be consistent with the requirement of Section 401(a)(9) of the Code that all payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or her spouse may be recomputed annually.

      With respect to distributions under the Plan made in calendar years beginning on or after the Effective Date, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the Treasury Regulations under Section 401(a)(9) of the Code that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final Treasury Regulations under Section 401(a)(9) of the Code or such other date specified in guidance published by the Internal Revenue Service.

      11.06 INCIDENTAL BENEFIT RULE.

      The Participant's payment election must be consistent with the requirement that, if the Participant's Spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the year in which he or she attains age seventy and one-half (70 1/2), shall not be less than the quotient obtained by dividing: (a) the Participant's vested Accrued Benefit as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Section 401(a)(9) of the Code.

      11.07 QJSA AND QPSA INFORMATION AND ELECTIONS.

      Effective with respect to an Employee who becomes a Participant prior to July 1, 2001 and prior to the later of July 1, 2001 or the 90th day after Participants have been furnished with a summary of the Plan amendment which eliminates annuities as a form of distribution herein and satisfies the requirements of Department of Labor Regulation Section 2520.104b-3, the following information and election rules will apply to any Participant who elects an annuity option:

            (a) "QJSA". A qualified joint and fifty percent (50%) survivor annuity, meaning a form of benefit payment which is the actuarial equivalent of the Participant's vested

Accrued Benefit at the Payment Date, payable to the Participant in monthly payments for life and providing that, if the Participant's Spouse survives him or her, monthly payments equal to fifty percent (50%) of the amount payable to the Participant during his or her lifetime will be paid to the Spouse for the remainder of such person's lifetime.

            (b) "QPSA". A qualified pre-retirement survivor annuity, meaning that upon the death of a Participant before the Payment Date of his or her vested Accrued Benefit, such benefit will become payable to the surviving Spouse as an annuity, unless Spousal Consent has been given to a different Beneficiary or the surviving Spouse chooses a different form of payment.

            (c) QJSA INFORMATION TO A PARTICIPANT. No more than ninety (90) days before the Payment Date, each Participant who has a Spouse and requests an annuity form of payment shall be given a written explanation of: (1) the terms and conditions of the QJSA to his or her annuity; (2) the right to make an election to waive this form of payment and choose an optional form of payment and the effect of this election; (3) the right to revoke this election and the effect of this revocation; and (4) the need for Spousal Consent; and (5) the right of the Participant to consider, for at least thirty (30) days, whether to waive the Qualified Joint and Survivor Annuity.

            (d) QJSA ELECTION. A Participant may elect (and such election shall include Spousal Consent if married), at any time within the ninety (90) day period ending on the Payment Date, to: (1) waive the right to receive the QJSA and elect an optional form of payment; or (2) revoke or change any such election.

            (e) QJSA SPOUSAL CONSENT TO PARTICIPANT LOANS. Spousal Consent must be obtained for any Participant loan which is funded from any amount to which the election in paragraph (d) above applies within the ninety (90) day period ending on the date such loan is secured.

            (f) QJSA SPOUSAL CONSENT TO PARTICIPANT IN-SERVICE WITHDRAWALS. Spousal Consent must be obtained for any Participant in-service withdrawal which is funded from any portion of an Account to which the election in paragraph (d) above applies within the ninety (90) day period ending on the date of such in-service withdrawal.

            (g) QPSA BENEFICIARY INFORMATION TO PARTICIPANT. Each married Participant who has requested an annuity form of payment shall be given written information stating that: (1) his or her death benefit is payable to his or her surviving Spouse; (2) his or her ability to choose that the benefit be paid to a different Beneficiary; (3) the right to revoke or change a prior designation and the effects of such revocation or change; and (4) the need for Spousal Consent. Such information shall be provided during whichever of the following periods ends later:

                  (1) the period that begins one year before the date on which the Participant requests an annuity form of payment and that ends one year after such date; and

                  (2) the period that begins with the first day of the Plan Year in which the Participant attains age thirty-two
                        (32) and that ends with the
                        close of the Plan Year in which the Participant attains age thirty-five (35).

      Notwithstanding the foregoing, if the Participant incurs a Termination of Employment after requesting an annuity form of payment, but before attaining age thirty-five (35), the information described in the first sentence of this Subsection shall be provided during the period that begins one year before the date of the Participant's Termination of Employment and that ends one year after such date.

            (h) QPSA BENEFICIARY DESIGNATION BY PARTICIPANT. A married Participant may designate (with Spousal Consent) a non-spouse Beneficiary at any time after the Participant has been given the information in the QPSA Beneficiary Information to Participant paragraph above and upon the earlier of:
(1) the date the Participant incurs a Termination of Employment, or (2) the beginning of the Plan Year in which that Participant attains age thirty-five
(35).

      11.08 CONTINUED PAYMENT OF AMOUNTS IN PAYMENT STATUS ON THE EFFECTIVE
DATE.

      Any person who became a Participant prior to the Effective Date only because he or she had an Accrued Benefit and who had commenced to receive payments prior to the Effective Date shall continue to receive such payments in the same form and payment schedule under this Plan.

      11.09 TEFRA TRANSITIONAL RULE.

      Notwithstanding any other provisions of this Plan, distribution on behalf of any Participant may be made in accordance with the following requirements (regardless of when such distribution commences):

            (a) The distribution must have been one provided for in the Plan.

            (b) The distribution by the Plan is one which would not have disqualified the Plan under Section 401(a)(9) of the Code as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA").

            (c) The distribution is in accordance with a method of distribution designated by the Participant whose interest is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

            (d) Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

            (e) The Participant had accrued a benefit under the Plan as of December 31, 1983.

            (f) The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distribution will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

      11.10 DIRECT ROLLOVER.

      With respect to any cash payment in excess of $200 hereunder which constitutes an Eligible Rollover Distribution, a Distributee may direct the Administrator to have such payment (other than from a Post-Tax Account) paid in the form of a Trustee Transfer, in accordance with procedures established by the Administrator, provided the responsible Named Fiduciary receives written notice of such direction with specific instructions as to the Eligible Retirement Plan on or prior to the applicable Sweep Date for payment. If the Participant does not transfer all of such payment, the minimum amount which can be transferred is $500.

      11.11 DELAY. Notwithstanding any other provision of the Plan, a payment will not be considered to be made after the applicable Payment Date merely because actual payment is reasonably delayed for the calculation and/or distribution of the benefit amount, or to ascertain the location of the payee, if all payments due are actually made.

                                   ARTICLE XII

                  DISTRIBUTION OF ACCRUED BENEFITS ON DEATH

      12.01 PAYMENT TO BENEFICIARY.

      On the death of a Participant prior to his or her Payment Date, his or her vested Accrued Benefit shall be paid to the Beneficiary or Beneficiaries designated by the Participant in accordance with the procedure established by the responsible Named Fiduciary. Death of a Participant on or after his or her Payment Date shall result in payment to his or her Beneficiary of whatever death benefit is provided by the form of payment in effect on his or her Payment Date.

      12.02 BENEFICIARY DESIGNATION.

            (a) Each Participant may designate the Beneficiary who is to receive the Participant's remaining Accrued Benefit at his or her death. The Participant may change his or her designation of Beneficiary by filing a new designation with the Administrator. Notwithstanding any designation to the contrary, the Participant's Beneficiary will be the Participant's surviving Spouse, unless such designation includes Spousal Consent. In the absence of Spousal Consent, a Participant will be deemed to have designated his or her surviving Spouse as his or her Beneficiary unless and to the extent that such designation is inconsistent with a QDRO. If the Participant dies leaving no Spouse and either:
(1) the Participant failed to file a valid Beneficiary designation, or (2) all persons designated as Beneficiary have predeceased the Participant, the Administrator will have the Trustee distribute such Participant's Accrued Benefit in a single sum to his or her estate as soon as practicable following the Participant's death.

            (b) Subject to the provisions of this Section, a Participant may designate a Beneficiary under the Plan at any time by making the designation in the form and manner and at the time determined by the Administrator. No such designation will be effective until and unless it is received by the Administrator.

            (c) Subject to the provisions of this Section, a Participant may revoke a prior designation of a Beneficiary at any time by making the revocation in the form and manner and at the time determined by the Administrator. No such revocation will be effective until and unless it is received by the Administrator.

            (d) Subject to the provisions of this Section, if a Participant designates his or her Spouse as his or her Beneficiary, except to the extent required by applicable law, that designation will not be revoked or otherwise altered or affected by any:

                  (1) change in the marital status of the Participant and such Spouse,

                  (2)   agreement between the Participant and such Spouse.

            (e) If a Participant designates his or her Spouse as his or her Beneficiary, and the Administrator receives a QDRO with respect to the marriage, separation or divorce of the

Participant and such Spouse, such Spouse will cease to be the Participant's Beneficiary unless and until the Participant again designates his or her Spouse as the Participant's Beneficiary in accordance with the provisions of this Section, except to the extent otherwise provided in the QDRO.

            (f) A Participant's Beneficiary may not be changed following the Participant's death, including, but not limited to, by a disclaimer otherwise valid under applicable law.

            (g) After a Participant's death which occurs on or after the Effective Date, the Participant's Beneficiary will have the rights and options otherwise available under the Plan to Participants. For example, a Beneficiary will have the right to exchange an Account among the Investment Funds.

      12.03 BENEFIT ELECTION.

            (a) REQUEST FOR DISTRIBUTION. In the event of a Participant's death prior to his or her Payment Date, a Beneficiary may elect to have the Accrued Benefit of a deceased Participant paid to him or her beginning upon any Settlement Date following the Participant's date of death by submitting a completed distribution election in accordance with the procedure established by the responsible Named Fiduciary. The election must be submitted to the responsible Named Fiduciary by the Sweep Date that relates to the Settlement Date upon which payments are to begin.

            (b) FAILURE TO REQUEST DISTRIBUTION. In the event a Beneficiary fails to submit a timely distribution request, his or her vested Accrued Benefit shall be valued as of the Valuation Date which immediately precedes such latest date of distribution (called the "Default Valuation Date") and a notice of such deemed distribution shall be issued to his or her last known address as soon as administratively possible. If the Beneficiary does not respond to the notice or cannot be located, his or her vested Accrued Benefit determined on the Default Valuation Date shall be treated as a forfeiture. If the Beneficiary subsequently files a claim, the amount forfeited (unadjusted for gains and losses) shall be reinstated to his or her Accounts and distributed as soon as administratively feasible, and such payment shall be accounted for by charging it against forfeitures, or by a Contribution from the Employer, of the affected Beneficiary.

      12.04 PAYMENT FORM.

      In the event of a Participant's death after his or her Payment Date, payment shall be made in the form selected by the Participant. Otherwise, a Beneficiary shall be limited to the same form and medium of payment to which the Participant was limited. Payments will generally be made in cash (by check). Alternatively, if the Beneficiary elects an in-kind distribution, a single sum payment will be made in a combination of cash and whole shares.

      12.05 TIME LIMIT FOR PAYMENT TO BENEFICIARY.

      Payment to a Beneficiary must either:

            (a) be completed within five (5) years of the Participant's death; or

            (b) begin within one year of his or her death and be completed within the period of the Beneficiary's lifetime, except that:

                  (1) If the Participant dies after the April 1 immediately following the end of the calendar year in which he or she attains age seventy and one-half (70 1/2), payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant's distribution election;

                  (2) If the surviving Spouse is the Beneficiary, payments need not begin until the date on which the Participant would have attained age seventy and one-half (70 1/2) and must be completed within the Spouse's lifetime; and

                  (3) If the Participant and the surviving Spouse who is the Beneficiary die: (A) before the April 1 immediately following the end of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2); and (B) before payments have begun to the Spouse, the Spouse will be treated as the Participant in applying these rules.

      12.06 QPSA INFORMATION AND ELECTION.

      The following information and election rules are effective with respect to an Employee who becomes a Participant prior to July 1, 2001 and prior to the later of July 1, 2001 or the 90th day after Participants have been furnished with a summary of the Plan amendment which eliminates annuities as a form of distribution herein and satisfies the requirements of Department of Labor Regulation Section 2520.104b-3, and will apply to any Beneficiary of a Participant who dies prior to his or her Payment Date after having elected a life annuity option.

            (a) FORM OF PAYMENT. The Participant's vested Accrued Benefit will be paid in the form of a QPSA.

            (b) QPSA INFORMATION TO A SURVIVING SPOUSE. Each surviving Spouse who requests an annuity form of payment shall be given a written explanation of:
(1) the terms and conditions of being paid his or her vested Accrued Benefit in the form of a single life annuity, (2) the right to make an election to waive this form of payment and choose an optional form of payment and the effect of making this election, and (3) the right to revoke this election and the effect of this revocation.

            (c) QPSA ELECTION BY SURVIVING SPOUSE. A surviving Spouse may elect, at any time up to the Sweep Date associated with the Settlement Date upon which payments will begin, to: (1) waive the single life annuity and elect an optional form of payment, or (2) revoke or change any such election.

            (d) SMALL AMOUNTS PAID IMMEDIATELY. If a Beneficiary's vested Accrued Benefit is $5,000 or less, the Beneficiary's Accrued Benefit shall be paid as a single sum as soon as administratively feasible.

      12.07 DIRECT ROLLOVER.

      With respect to any cash payment in excess of $200 hereunder which constitutes an Eligible Rollover Distribution, a Distributee may direct the Administrator to have such payment (other than from a Post-Tax Account) paid in the form of a Trustee Transfer, in accordance with the procedure established by the responsible Named Fiduciary, provided the responsible Named Fiduciary receives written notice of such direction with specific instructions as to the Eligible Retirement Plan on or prior to the applicable Sweep Date for payment. If the Participant does not transfer all of such payment, the minimum amount which can be transferred is $500.

                                  ARTICLE XIII

                              MAXIMUM CONTRIBUTIONS

      13.01 LIMIT ON PRE-TAX CONTRIBUTIONS. The aggregate elective deferrals (as defined in Section 402(g)(3) of the Code) made on behalf of each Participant under the Plan for any Plan Year will not exceed:

            (a) the Contribution Dollar Limit, reduced by:

            (b) the sum of any of the following amounts that were contributed on behalf of the Participant for the Plan Year under a plan, contract, or arrangement other than this Plan:

                  (1) any employer contribution under a qualified cash or deferred arrangement (as defined in Section 401(k) of the Code) to the extent not includable in the Participant's gross income for the taxable year under
                        Section 402(e)(3) of the Code (determined without regard to Section 402(g) of the Code);

                  (2) any employer contribution to the extent not includable in the Participant's gross income for the taxable year under Section 402(h)(1)(B) of the Code (determined without regard to Section 402(g) of the Code);

                  (3) any employer contribution to purchase an annuity contract under Section 403(b) of the Code under a salary reduction agreement (within the meaning of Section 3121(a)(5)(D) of the Code); and

                  (4)   any elective employer contribution under
                        Section 408(p)(2)(A)(i) of the Code;

provided that no contribution described in this subsection (b) will be taken into account for the purpose of reducing the dollar limit in subsection (a), above, if the plan, contract, or arrangement is not maintained by a Commonly Controlled Entity unless the Participant has filed a notice with the Administrator not later than March 15 of the next Plan Year regarding such contribution.

      13.02 ACTUAL DEFERRAL PERCENTAGE TEST. The following will apply only for Plan Years beginning prior to January 1, 1999:

            (a) The Plan will satisfy the actual deferral percentage test set forth in Section 401(k)(3) of the Code and Treasury Regulation Section 1.401(k)-1(b), the provisions of which (and any subsequent Internal Revenue Service guidance issued thereunder) are incorporated herein by reference, each as modified by subsection (b), below. In accordance with Section 401(k)(3) of the Code and Treasury Regulation Section 1.401(k)-1(b), as modified by subsection (b), below, the actual deferral percentage for HCEs for any Plan Year will not exceed the greater of:

                  (1) the actual deferral percentage for NHCEs for the current Plan Year multiplied by 1.25, or

                  (2) the lesser of: (i) the actual deferral percentage for NHCEs for the current Plan Year multiplied by 2; and
                        (ii) the actual deferral percentage for NHCEs for the current Plan Year plus 2%.

            (b) In performing the actual deferral percentage test described in subsection (a), above, the following special rules will apply:

                  (1) the deferral percentages of Participants who are covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and an Employer will be disaggregated from the deferral percentages of other Participants and the provisions of this Section 13.02 will be applied separately with respect to each group.

                  (2) Employees who have not become eligible to become Participants will be disregarded in applying this
                        Section 13.02.

                  (3) The Administrator may permissively aggregate the Plan with other plans to the extent permitted under Treasury Regulation Section 1.401(k)-1.

      13.03 ACTUAL CONTRIBUTION PERCENTAGE TEST. The following will apply only for Plan Years beginning prior to January 1, 1999:

            (a) The Plan will satisfy the actual contribution percentage test set forth in Section 401(m)(2) of the Code and Treasury Regulation Section 1.401(m)-1(b), the provisions of which (and any subsequent Internal Revenue Service guidance issued thereunder) are incorporated herein by reference, each as modified by subsection (b), below. In accordance with Section 401(m)(2) of the Code and Treasury Regulation Section 1.401(m)-1(b), as modified by subsection (b), below, the actual contribution percentage for HCEs for any Plan Year will not exceed the greater of:

                  (1) the actual contribution percentage for NHCEs for the current Plan Year multiplied by 1.25, or

                  (2) the lesser of: (i) the actual contribution percentage for NHCEs for the current Plan Year multiplied by 2; and
                        (ii) the actual contribution percentage for NHCEs for the current Plan Year plus 2%.

            (b) In performing the actual contribution percentage test described in subsection (a), above, the following special rules will apply:

                  (1) the limit imposed by the actual contribution percentage test will apply only to HCEs and NHCEs who are not covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and an Employer;

                  (2) Employees who have not become eligible to become Participants will be disregarded in applying this
                        Section 13.03.

                  (3) The Administrator may permissively aggregate the Plan with other plans to the extent permitted under Treasury Regulation Section 1.401(m)-1.

      13.04 PROHIBITION ON MULTIPLE USE. The following will apply only for Plan Years beginning prior to January 1, 1999:

      The Plan will not violate the prohibition against multiple use of the alternative methods of compliance with Sections 401(k) and (m) of the Code. The prohibition is set forth in Section 401(m)(9) of the Code and Treasury Regulation Section 1.401(m)-2, the provisions of which (and any subsequent Internal Revenue Service guidance issued thereunder) are incorporated herein by reference, and will be applied using the current year testing method; provided that:

            (a) the limit imposed by the multiple use test will apply only to HCEs and NHCEs who are not covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and an Employer;

            (b) the multiple use test will be applied after taking into account the modifications to the actual deferral percentage test and the actual contribution percentage tests made by Sections 13.02(b) and 13.03(b); and

            (c) Employees who have not become eligible to become Participants will be disregarded in applying this Section 13.04.

      13.05 MAXIMUM CONTRIBUTIONS.

            (a) In addition to any other limitation set forth in the Plan and notwithstanding any other provision of the Plan, in no event will the annual additions allocated to a Participant's Account under the Plan, together with the aggregate annual additions allocated to the Participant's accounts under all other defined contribution plans required to be aggregated with the Plan under the provisions of Section 415 of the Code, exceed the maximum amount permitted under Section 415 of the Code, the provisions of which are incorporated herein by reference.

            (b) If the limitations imposed by this Section 13.05 apply to a Participant who is entitled to annual additions under one or more tax-qualified plans with which the Plan is aggregated for purposes of Section 415 of the Code, the annual additions under the Plan and such other plan or plans will be reduced in the following order, to the extent necessary to prevent the Participant's benefits and/or annual additions from exceeding the limitations imposed by this Section:

                  (1) All other defined contribution plans in which the Participant participated and with which the Plan is aggregated for purposes of Section 415 of the Code, in an order based on the reverse chronology of the annual additions to the plans, beginning with the last annual addition and ending with the first annual addition; and

                  (2)   the Plan.

      13.06 IMPOSITION OF LIMITATIONS. Notwithstanding anything contained in the Plan to the contrary, the Administrator may, in his or her sole discretion, limit the amount of a Participant's Pre-Tax Contributions during a Plan Year to the extent that he or she determines that the imposition of such a limit is necessary or appropriate to ensure that the Plan will satisfy the requirements of this Article. Any such limitation may be imposed on a Participant at any time and without advance notice to the Participant, and regardless of whether the Participant is covered by a collective bargaining agreement between employee representatives and an Employer. The Administrator can impose limitations beyond those that are absolutely necessary to satisfy the requirements of this Article and may, in his or her sole discretion, impose more restrictive limitations that are designed to enable the Plan to satisfy those requirements by a reasonable margin. Notwithstanding anything contained in the Plan to the contrary, in the event that the Contributions to be allocated to a Participant for a particular payroll period would cause the limitations of Section 13.05 to be exceeded with respect to a Participant, the Matching Contributions which otherwise would be made with respect to such Participant for such period will be first reduced or eliminated so that the limitations of Section 13.05 are not exceeded.

      13.07 RETURN OF EXCESS ANNUAL ADDITIONS, DEFERRALS AND CONTRIBUTIONS.

            (a) If a Participant's Pre-Tax Contributions cause the annual additions allocated to a Participant's Account to exceed the limit imposed by
Section 13.05, such excess contributions (plus or minus any gains or losses thereon) will be returned to the Participant in the following order: (i) Pre-Tax Contributions for which no Matching Contributions were made; and (ii) Pre-Tax Contributions for which Matching Contributions were made. Contributions returned pursuant to this subsection (a) will be disregarded in applying the limits imposed by Sections 13.01 through 13.04.

            (b) After any excess annual additions (plus or minus any gains or losses thereon) with respect to a Plan Year have been distributed as provided in subsection (a), above, if a Participant's aggregate elective deferrals (as defined in Section 402(g)(3) of the Code) with respect to a Plan Year exceed the Contribution Dollar Limit, the following rules will apply to such excess (the Participant's "excess deferrals"):

                  (1) Not later than the first January 31 following the close of the Plan Year, the Participant may allocate to the Plan all or any portion of the Participant's excess deferrals for the Plan Year (provided that the amount of the excess deferrals allocated to the Plan will not exceed the amount of the Participant's Pre-Tax Contributions to the Plan for the Plan Year that have not been withdrawn or distributed) and will notify the Administrator of any amount allocated to the Plan.

                  (2) If excess deferrals have been made to the Plan on behalf of a Participant for a Plan Year, the Participant will be deemed to have allocated such excess deferrals to the Plan pursuant to subsection (b)(1), above, and the Plan will distribute such excess deferrals pursuant to subsection (b)(3), below.

                  (3) As soon as practicable, but in no event later than the first April 15th following the close of the Plan Year, the Plan will distribute to the Participant the amount allocated or deemed allocated to the Plan under subsection (b)(1) or (b)(2), above (plus or minus any gains or losses thereon). The distribution described in this subsection (b)(3) will be made notwithstanding any other provision of the Plan.

            (c) After any excess annual additions (plus or minus any gains or losses thereon) with respect to a Plan Year have been distributed as provided in subsection (a), above, after any excess deferrals (plus or minus any gains or losses thereon) with respect to a Plan Year have been distributed as provided in subsection (b), above, and after any action pursuant to Section 13.06 with respect to the Plan Year has been taken, if the actual deferral percentage for a Plan Year beginning prior to January 1, 1999 of HCEs exceeds the limit imposed by Section 13.02, the following rules apply:

                  (1) (A) The amount of the excess contributions (determined in accordance with Section 401(k)(8)(B) of the Code and subparagraph (3), below), plus or minus any gains or losses thereon (including, in the discretion of the Administrator, gains or losses attributable to the "gap period" within the meaning of Treasury Regulation
                        Section 1.401(k)-1(f)(4)), will be distributed to HCEs, beginning with the HCE with the highest dollar amount of Pre-Tax Contributions for the Plan Year in an amount required to cause that HCE's Pre-Tax Contributions to equal the dollar amount of the Pre-Tax Contributions of the HCE with the next highest dollar amount of Pre-Tax Contributions (or in such lesser amount that is equal to the total amount of excess contributions). The process described in the preceding sentence will continue until the reduction equals the total excess contributions made to the Plan.

                        (B) The distribution described in subparagraph (A), above, will be made as soon as practicable, but in no event later than the close of the Plan Year following the close of the Plan Year with respect to which the excess contributions were made.

                        (C) The gains or losses on excess contributions will be determined by multiplying the total annual earnings (positive or negative) for the Plan Year in the Participant's Pre-Tax Account by the following fraction:

                              (i) The numerator of the fraction will be the amount of the excess contributions.

                              (ii) The denominator of the fraction will be the value of the Participant's Pre-Tax Account as of the last day of the Plan Year (or at the end of the gap period, if elected by the Company), reduced by any positive earnings (or increased by any negative earnings) credited to the Participant's Pre-Tax Account for the Plan Year (and for the gap period, if elected by the Company).

                        Notwithstanding the preceding provisions of this subparagraph (C), in the discretion of the Administrator, the gains and losses on excess contributions will be determined in accordance with any method permitted under the Code and the applicable Treasury Regulations.

                  (2) The excess contributions to the Plan will be determined in accordance with Section 401(k)(8)(B) of the Code by performing the hypothetical calculation described in this subparagraph (2). The actual deferral percentage of the HCE with the highest individual actual deferral percentage will be reduced to the extent necessary to cause his or her actual deferral percentage to equal the actual deferral percentage of the HCE with the second highest individual actual deferral percentage (or, if it would result in a lesser reduction, to the extent necessary to cause the Plan to satisfy the actual deferral percentage test under Section 13.02). The excess contribution to the Plan is the amount by which the Pre-Tax Contributions of the HCE with the highest individual actual deferral percentage would have been reduced after the hypothetical reduction in actual deferral percentage described in the preceding sentence. This process will continue until no excess contributions remain.

                        The distribution described in subparagraph (1), above, will be made notwithstanding any other provision of the Plan. The amount distributed pursuant to subparagraph
                        (1), above, for a Plan Year with respect to a Participant will be reduced by any excess deferral previously distributed from the Plan to such Participant for the Participant's taxable year ending with or within such Plan Year.

            (d) If a Participant's Pre-Tax Contributions (plus or minus any gains or losses thereon) are returned to him or her pursuant to the provisions of this Section 13.07, any Matching Contributions (plus or minus any gains or losses thereon) with respect to such returned Pre-Tax Contributions will be immediately forfeited. Any such forfeitures will be applied to reduce the Company's obligation to make Matching Contributions pursuant to Article IV.

            (e) After any excess deferrals (plus or minus any gains or losses thereon), and any excess contributions (plus or minus any gains or losses thereon), with respect to a Plan Year have been distributed and/or re-characterized, in accordance with subsections (a), (b), (c), and (d), above, and after any action pursuant to Section 13.06 with respect to the Plan Year has been taken, if the contribution percentage for a Plan Year beginning prior to January 1, 1999, of HCEs exceeds the actual contribution percentage limit imposed by Section 13.03, the following rules will apply:

                  (1) (A) The amount of the excess aggregate contributions for the Plan Year (determined in accordance with Section 401(m)(6)(B) of the Code and subparagraph (3), below), plus or minus any gains or losses thereon (including, in the discretion of the Company, gains or losses attributable to the "gap period" within the meaning of Treasury Regulation Section 1.401(m)-1(e)(3)), will be distributed (or, if forfeitable, will be forfeited) as soon as practicable and in any event before the close of the Plan Year following the close of the Plan Year with respect to which the excess aggregate contributions were made.

                        (B) The gains or losses on excess aggregate contributions will be determined by multiplying the total annual earnings (positive or negative) for the Plan Year in the Participant's Matching Account by the following fraction:

                              (i) The numerator of the fraction will be the amount of the excess aggregate contributions.

                              (ii) The denominator of the fraction will be the value of the Participant's Matching Account as of the last day of the Plan Year (or at the end of the gap period, if elected by the Company), reduced by any positive earnings (or increased by any negative earnings) credited to the Participant's Matching Account for the Plan Year (and for the gap period, if elected by the Company).

                        Notwithstanding the preceding provisions of this subparagraph (B), in the discretion of the Administrator, the gains and losses on excess contributions will be determined in accordance with any method permitted under the Code and the applicable Treasury Regulations.

                  (2) Any distribution in accordance with subparagraph (1), above, will be made to HCEs, beginning with the HCE with the highest dollar amount of Matching Contributions for the Plan Year in an amount required to cause that HCE's Matching Contributions to equal the dollar amount of the Matching Contributions of the HCE with the next highest dollar amount of Matching Contributions (or in such lesser amount that is equal to the total amount of excess aggregate contributions). This process will continue until the reduction equals the total excess aggregate contributions made to the Plan. Such distributions will be made notwithstanding any other provision of the Plan.

                  (3) The excess aggregate contributions to the Plan will be determined in accordance with Section 401(m)(6)(B) of the Code by performing the hypothetical calculation described in this subparagraph (3). The actual contribution percentage of the HCE with the highest individual actual contribution percentage will be reduced to the extent necessary to cause his or her actual contribution percentage to equal the actual contribution percentage of the HCE with the second highest individual actual contribution percentage (or, if it would result in a lesser reduction, to the extent necessary to cause the Plan to satisfy the actual contribution percentage under Section 13.03). The excess aggregate contribution to the Plan is the amount by which the Matching Contributions on behalf of the HCE with the highest individual actual contribution percentage would have been reduced after the hypothetical reduction in actual contribution percentage described in the preceding sentence. This process will continue until no excess aggregate contributions remain.

                        The determination of the excess aggregate contributions under this subsection (e) for any Plan Year will be made after taking the measures called for by the preceding subsections of this Section 13.07.

            (f) If, after all the actions required or permitted by Section 13.06 and the preceding provisions of this Section 13.07 have been taken, the Pre-Tax Contributions and Matching Contributions of HCEs cause the Plan to violate the prohibition against multiple use imposed by Section 13.04, the contribution percentage of such HCEs will be reduced to the extent necessary to cause the Plan to comply with that prohibition, and the excess aggregate contributions will be distributed (or, if forfeitable, will be forfeited) in the manner described in subsection (e), above.

      13.08 INCORPORATION BY REFERENCE. Each incorporation by reference in this
Article XIII of the provisions of Sections 401(k)(3), (m)(2), (m)(9) and 415 of the Code, and the specific underlying regulations thereunder, includes this incorporation by reference to any subsequent Internal Revenue Service guidance issued thereunder. For Plan Years beginning on and after

January 1, 1999, the Plan is intended to satisfy the requirements of Section 401(k)(12) of the Code and the provisions thereof, including any subsequent Internal Revenue Service guidance issued thereunder, are incorporated by reference into the Plan.

                                   ARTICLE XIV

                             CUSTODIAL ARRANGEMENTS

      14.01 CUSTODIAL AGREEMENT.

      The Senior Vice President may enter into one or more Custodial Agreements to provide for the holding, investment and payment of Plan assets, or direct by execution of an insurance contract that all or a specified portion of the Plan's assets be held, invested and paid under such a contract. All Custodial Agreements, as from time to time amended, shall continue in force and shall be deemed to form a part of the Plan. Subject to the requirements of the Code and ERISA, the Senior Vice President may cause assets of the Plan which are securities to be held in the name of a nominee or in street name provided such securities are held on behalf of the Plan by:

            (a) a bank or trust company that is subject to supervision by the United States or a State, or a nominee of such bank or trust company;

            (b) a broker or dealer registered under the Securities Exchange Act of 1934, or a nominee of such broker or dealer; or

            (c) a "clearing agency" as defined in Section 3(a)(23) of the Securities Exchange Act of 1934, or its nominee.

      14.02 SELECTION OF CUSTODIAN.

      The Management Committee shall select, remove or replace the Custodian in accordance with the Custodial Agreement. The subsequent resignation or removal of a Custodian and the approval of its accounts shall all be accomplished in the manner provided in the Custodial Agreement.

      14.03 CUSTODIAN'S DUTIES.

      Except as provided in ERISA, the powers, duties and responsibilities of the Custodian shall be as stated in the Custodial Agreement, and unless expressly stated or delegated to the Custodian (with the Custodian's acceptance), nothing contained in this Plan shall be deemed by implication to impose any additional powers, duties or responsibilities upon the Custodian. All Employer Contributions and Rollover Contributions shall be paid into the Trust, and all benefits payable under the Plan shall be paid from the Trust, except to the extent such amounts are paid to a Custodian other than the Trustee. An Employer shall have no rights or claims of any nature in or to the assets of the Plan except the right to require the Custodian to hold, use, apply and pay such assets in its hands, in accordance with the directions of the Management Committee, for the exclusive benefit of the Participants and their Beneficiaries, except as hereinafter provided.

      14.04 SEPARATE ENTITY.

      The Custodial Agreement under this Plan from its inception shall be a separate entity aside and apart from Employers or their assets, and the corpus and income thereof shall in no event and in no manner whatsoever be subject to the rights or claims of any creditor of any Employer.

      14.05 PLAN ASSET VALUATION.

      As of each Valuation Date, the Unit Value of the Plan's assets held or posted to an Investment Fund shall be determined by the Management Committee or the Custodian, as appropriate.

      14.06 RIGHT OF EMPLOYERS TO PLAN ASSETS.

      The Employers shall have no right or claim of any nature in or to the assets of the Plan except the right to require the Custodian to hold, use, apply, and pay such assets in its possession in accordance with the Plan for the exclusive benefit of the Participants or their Beneficiaries and for defraying the reasonable expenses of administering the Plan; provided, that:

            (a) if the Plan receives an adverse determination with respect to its initial qualification under Sections 401(a), 401(k) and 401(m) of the Code, Contributions conditioned upon the qualification of the Plan shall be returned to the appropriate Employer within one (1) year of such denial of qualification; provided, that the application for determination of initial qualification is made by the time prescribed by law for filing the respective Employer's return for the taxable year in which the Plan is adopted, or by such later date as is prescribed by the Secretary of the Treasury under Section 403(c)(2)(B) of ERISA;

            (b) if, and to the extent that, deduction for a Contribution under
Section 404 of the Code is disallowed, Contributions conditioned upon deductibility shall be returned to the appropriate Employer within one (1) year after the disallowance of the deduction;

            (c) if, and to the extent that, a Contribution is made through mistake of fact, such Contribution shall be returned to the appropriate Employer within one year of the payment of the Contribution; and

            (d) any amounts held suspended pursuant to the limitations of
Section 415 of the Code shall be returned to the Employers upon termination of the Plan.

      All Contributions made hereunder are conditioned upon the Plan being qualified under Sections 401(a) or 401(k) and 401(m) of the Code and a deduction being allowed for such contributions under Section 404 of the Code. Pre-Tax Contributions returned to an Employer pursuant to this Section shall be paid to the Participant for whom contributed as soon as administratively convenient. If these provisions result in the return of Contributions after such amounts have been allocated to Accounts, such Accounts shall be reduced by the amount of the allocation attributable to such amount, adjusted for any losses or expenses.

                                   ARTICLE XV

                   ADMINISTRATION AND INVESTMENT MANAGEMENT

      15.01 GENERAL.

      The Company, through the authority vested in the Board of Directors, has appointed, by separate documentation, the Senior Vice President, and has enabled him or her to have the power and authority to act, to the extent delegated to such person, on behalf of the Company (and therefore all Employers), with respect to matters which relate to the Plan and Trust, but not on behalf of the Plan and Trust. Furthermore, the Company has adopted the Plan and Trust, thereby:

            (a) appointing an Administrator and enabling it to have the power and authority to act, to the extent provided in the Plan or Trust, on behalf of the Plan or Trust, but not on behalf of the Company;

            (b) appointing a Management Committee, and enabling it to have the power and authority to act, to the extent provided in the Plan or Trust, on behalf of the Plan or Trust with respect to the management of the Plan's assets, but not on behalf of the Company; and

            (c) enabling the Senior Vice President to have the power and authority to act, to the extent provided in and the manner provided in the Plan or Trust, on behalf of the Company, but not on behalf of the Plan or Trust.

      15.02 SENIOR VICE PRESIDENT ACTING AS EMPLOYER WITH RESPECT TO THE PLAN.

      The Senior Vice President has the following authority and control and such other authority and control as shall be granted to it, from time to time, to act on behalf of the Company:

            (a) amend or terminate the Plan to the extent permitted in the Plan;

            (b) designate which employee groups are eligible to participate in the Plan to the extent permitted in the Plan;

            (c) select, monitor and remove, as necessary, consultants, actuaries, underwriters, insurance companies, third party administrators, or other service providers, and to appoint and remove any such person as a Named Fiduciary, and determine and delegate to them their duties and responsibilities, either directly or by the adoption of Plan provisions which specify such duties and responsibilities (the provisions of the Plan documents will control in the case of a conflict);

            (d) appoint and consult with legal counsel, independent consulting or evaluation firms, accountants, actuaries, or other advisors, as necessary, to perform its functions;

            (e) determine what expenses, if any, related to the operation and administration of the Plan and the investment of Plan assets, may be paid from Plan assets, subject to applicable law; and

            (f) establish such policies and make such other delegations or designations necessary or incidental to the Company's sponsorship of the Plan;

            (g) appoint the Plan Administrator to act within the duties and responsibilities set forth in Section 15.21; and

            (h) take any other actions necessary or incidental to the performance of the above-stated powers and duties.

      15.03 SENIOR VICE PRESIDENT ACTING AS EMPLOYER WITH RESPECT TO THE
TRUST.

      The Senior Vice President has the following authority and control and such other authority and control, as shall be granted to it, from time to time, to act on behalf of the Company:

            (a) adopt, amend or terminate, in part or completely, a Trust document, provided such action is consistent with the Plan for which the Trust is established;

            (b) appoint and consult with legal counsel, investment advisors, independent consulting or evaluation firms, accountants, actuaries, or other advisors, as necessary, to perform its functions;

            (c) determine the funding policies of the Plan and related matters;

            (d) report to the CEO any Plan funding or investment policies of significance to the Company;

            (e) review with the CEO any proposals which would be submitted to the Board of Directors;

            (f) establish such policies and make such other delegations or designations necessary or incidental to the Company's sponsorship of the Plan or Trust;

            (g) select, monitor and remove, as necessary, consultants, actuaries, underwriters, insurance companies, third party administrators, or other service providers, and to appoint and remove any such person as a Named Fiduciary, and determine and delegate to them their duties and responsibilities, either directly or by the adoption of Trust provisions which specify such duties and responsibilities (the provisions of the Plan or Trust documents will control in the case of a conflict); and

            (h) take any other actions necessary or incidental to the performance of the above-stated powers and duties.

The Senior Vice President shall not be a Named Fiduciary whenever he or she acts on behalf of the Company.

      15.04 ADMINISTRATOR AS NAMED FIDUCIARY FOR THE PLAN.

            (a) The Administrator, acting on behalf of the Plan or Trust and subject to subsection (b) hereof, shall be a Named Fiduciary with respect to the authority to manage and control the administration and operation of the Plan, including without limitation, the management and control with respect to the operation and administration of the Plan contained in an agreement with a Named Fiduciary but only to the extent it has been specifically designated in such agreement as being the responsibility of the Administrator, an Employer, the Company, or any employee, member or delegate of any of them.

            (b) Notwithstanding any other term or provision of the Plan, Trust, or an agreement with a Named Fiduciary, the Administrator shall cease to be a Named Fiduciary with respect to some specified portion of the operation and administration of the Plan or Trust, to the extent that a Named Fiduciary is designated pursuant to the procedure in the Plan or Trust to severally have authority to manage and control such portion of the operation and administration of the Plan or Trust.

      15.05 MANAGEMENT COMMITTEE AS NAMED FIDUCIARY FOR THE TRUST.

      The Management Committee, acting on behalf of the Plan or Trust shall be a Named Fiduciary with respect to its authority to manage and control the Plan's assets, but only to the extent not inconsistent with the Plan or Trust.

      15.06 ACTIONS.

            (a) Any action by the Administrator on behalf of this Plan or Trust involving its authority to manage and control the operation and administration of the Plan or Trust shall be treated as an action of a Named Fiduciary under this Plan.

            (b) Any action by the Management Committee on behalf of this Plan or Trust involving its authority to manage and control the Plan's assets shall be treated as an action of a Named Fiduciary under this Plan.

            (c) Where reference is made in this Plan (or where the Senior Vice President designates in writing) that its action is on behalf of the Company, the Senior Vice President shall be acting only on behalf of the Company and not as a Named Fiduciary.

            (d) Except as provided in Section 15.23, the Administrator or the Management Committee may, in writing delivered to the Trustee, empower a representative to act on its behalf and such person shall have the authority to act within the scope of such empowerment to the full extent the Administrator or the Management Committee could have acted.

      15.07 PROCEDURES FOR DESIGNATION OF A NAMED FIDUCIARY.

      The Senior Vice President, acting on behalf of the Company, may from time to time, designate a person to be a Named Fiduciary with respect to management and control of the operation and administration of the Plan or the management and control of the Plan's assets. Such designation shall specify the person designated by name and either: (a) specify the management and control authority with respect to which the person will be a Named Fiduciary; or (b) incorporate by reference an agreement with such person to provide services to or on behalf of the Plan or Trust and use such agreement as a means for specifying the management and control authority with respect to which such person will be a Named Fiduciary. No person who is designated as a Named Fiduciary hereunder must consent to such designation nor shall it be necessary for the Senior Vice President to seek such person's acquiescence. The authority to manage and control, which any person who is designated to be a Named Fiduciary hereunder may have, shall be several and not joint with the Administrator or the Management Committee, and shall result in the Administrator or the Management Committee no longer being a Named Fiduciary with respect to, nor having any longer, such authority to manage and control. On and after the designation of a person as a Named Fiduciary, the Employer, the Senior Vice President, the Management Committee, the Administrator, and any other Named Fiduciary with respect to the Plan or Trust, shall have no liability for the acts (or failure to act) of any such Named Fiduciary except to the extent of its co-Fiduciary duty under ERISA.

      15.08 COMPENSATION.

      The Administrator and the Management Committee, acting on behalf of the Plan or Trust, shall serve without compensation for its services as such.

      15.09 DISCRETIONARY AUTHORITY OF EACH NAMED FIDUCIARY.

      Each Named Fiduciary on behalf of the Plan and Trust will enforce the Plan and Trust in accordance with their terms. Each Named Fiduciary shall have full and complete authority, responsibility and control (unless an allocation has been made to another Named Fiduciary in which case such Named Fiduciary shall have such authority, responsibility and control) over that portion of the management, administration, and operation of the Plan or Trust allocated to such Named Fiduciary, including, but not limited to, the authority and discretion to:

            (a) formulate, adopt, issue and apply procedures and rules and change, alter or amend such procedures and rules in accordance with law and as may be consistent with the terms of the Plan or Trust;

            (b) specify the basis upon which payments are to be made under the Plan and, as the final appeals Fiduciary under Section 503 of ERISA, to make a final determination, based upon the information known to the Named Fiduciary within the scope of its authority and control as a Named Fiduciary, based upon determinations made and such other information made available from an Employer plus such final determinations made by each other Named Fiduciary within the scope of its authority and control, as are determined to be relevant to the final appeals Fiduciary;

            (c) exercise such discretion as may be required to construe and apply the provisions of the Plan or Trust, subject only to the terms and conditions of the Plan or Trust; and

            (d) take all necessary and proper acts as are required for such Named Fiduciary to fulfill its duties and obligations under the Plan or Trust.

      15.10 RESPONSIBILITY AND POWERS OF THE ADMINISTRATOR REGARDING ADMINISTRATION OF THE PLAN.

      The Administrator shall have full and complete authority, responsibility and control (unless an allocation has been made to another Named Fiduciary in which case such Named Fiduciary shall have such authority, responsibility and control only if specifically provided) over that portion of the management, administration, and operation of the Plan or Trust allocated to the Administrator and the power to act on behalf of the Plan or Trust, including, but not limited to, the authority and discretion to:

            (a) appoint and compensate such specialists (including attorneys, actuaries and accountants) to aid it in the administration of the Plan, and arrange for such other services, as the Administrator considers necessary or appropriate in carrying out the provisions of the Plan;

            (b) appoint and compensate an independent outside accountant to conduct such audits of the financial statements of the Trust as the Administrator considers necessary or appropriate;

            (c) settle or compromise any litigation against the Plan or a Fiduciary with respect to which the Plan has an indemnity obligation;

            (d) assure that the Plan does not violate any provisions of ERISA limiting the acquisition or holding of Company Stock;

            (e) act as the Fiduciary responsible for monitoring the confidentiality and independent Fiduciary requirements associated with Company Stock in order for the Plan to qualify as a Section 404(c) plan under Department of Labor Regulations;

            (f) create a legal remedy to the Plan with respect to a Participant or Beneficiary, or to a Participant or Beneficiary, for any loss incurred (whether restitution or opportunity losses) by the Plan on behalf of such Participant or Beneficiary, or by such Participant or Beneficiary, due to a breach of Fiduciary duty to the Plan by a Named Fiduciary or other error (whether negligent or willful) which the Administrator determines is a substantial contributing factor to such loss (or a portion of such loss); and

            (g) take all necessary and proper acts as are required for the Administrator to fulfill its duties and obligations under the Plan or Trust.

      15.11 ALLOCATIONS AND DELEGATIONS OF RESPONSIBILITY.

            (a) DELEGATIONS. Each Named Fiduciary may designate persons (other than a Named Fiduciary) to carry out Fiduciary responsibilities (other than trustee responsibilities as


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


described in Section 405(c)(3) of ERISA) it may have with respect to the Plan or Trust and make a change of delegated responsibilities. Such delegation shall specify the delegated person by name and either: (a) specify the discretionary authority with respect to which the person will be a Fiduciary; or (b) incorporate by reference an agreement with such Named Fiduciary to provide services to the Plan or Trust on behalf of the delegating Named Fiduciary as a means of specifying the discretionary authority with respect to which such person will be a Fiduciary. No person (other than an investment manager (as defined in Section 3(38) of ERISA) to whom Fiduciary responsibility has been delegated must consent to being a Fiduciary nor shall it be necessary for the Named Fiduciary to seek such person's acquiescence; however, where such person has not contractually accepted the responsibility delegated, he or she must be given notification of the services to be performed and, in either case, will be deemed to have accepted such Fiduciary responsibility if he or she performs the services described for thirty (30) days or more without specific objection thereto. The discretionary authority any person who is delegated Fiduciary responsibilities hereunder may have shall be several and not joint with the Named Fiduciary delegating and each other Named Fiduciaries. A delegation of Fiduciary responsibility to a person which is not implemented in the manner set forth herein shall not be void; however, whether the delegating Named Fiduciary shall have joint liability for acts of such person shall be determined by applicable law.

            (b) ALLOCATIONS. The Senior Vice President, acting on behalf of the Company, may allocate Fiduciary responsibilities (other than trustee responsibilities described in Section 405(c)(3) of ERISA) among Named Fiduciaries when it designates a Named Fiduciary in the manner described in
Section 15.07, or may reallocate Fiduciary responsibilities among existing Named Fiduciaries by action of such Senior Vice President in accordance with Sections
15.06 and 15.07; provided each such Named Fiduciary is given notice of the services, management and control authority allocated to it either by way of an amendment to the Plan, Trust or a contract with such person, or by way of correspondence from the Senior Vice President, whichever is applicable. Each Named Fiduciary, by signing its contract or by accepting such amendment or correspondence and rendering the services requested without objection for thirty
(30) days, shall be conclusively bound to have assumed such Fiduciary responsibility as a Named Fiduciary. An allocation of Fiduciary responsibility to a person which is not implemented in the manner set forth herein shall not be void; however, such person may not be a Named Fiduciary with respect to the Plan and Trust.

            (c) LIMIT ON LIABILITY. Fiduciary duties and responsibilities which have been allocated or delegated pursuant to the terms of the Plan or the Trust, are intended to limit the liability of the Company, the Senior Vice President, the Administrator, the Management Committee, and each Named Fiduciary, as appropriate, in accordance with the provisions of Section 405(c) of ERISA.

      15.12 BONDING.

      The Administrator, acting on behalf of the Plan and Trust, shall serve without bond (except as otherwise required by federal law).


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


      15.13 INFORMATION TO BE SUPPLIED BY EMPLOYER.

      Each Employer shall supply to the Administrator, acting on behalf of the Plan and Trust, or a designated Named Fiduciary, within a reasonable time of its request, the names of all Employees, their age, their date of hire, the names and dates of all Employees who incurred a Termination of Employment during the Plan Year, Compensation and such other information in the Employer's possession as the Administrator shall from time to time need in the discharge of its duties. The Administrator and each Named Fiduciary may rely conclusively on the information certified to it by an Employer.

      15.14 INFORMATION TO BE SUPPLIED BY NAMED FIDUCIARY.

      Whenever a term, definition, standard, protocol, policy, interpretation, rule, practice or procedure under an Administrative Services Agreement, or other basis for determining whether a Participant's or Beneficiary's accrued benefit, optional form of benefit, right or feature is required or used, the Named Fiduciary who has the authority to manage and control the administration and operation of the Plan with respect to such accrued benefit, optional form of payment, right or feature shall be solely responsible for establishing and maintaining such framework of definitions, standards, protocols, policies, interpretations, rules, practices and procedures under such Administrative Services Agreement and shall provide a copy thereof either: (1) to the Senior Vice President, upon its request, on behalf of the Company, (2) to a Participant or Beneficiary but only to the extent required by law, or (3) to the extent required in any proceeding involving the Plan or any Named Fiduciary with respect to the Plan.

      15.15 MISREPRESENTATIONS.

      The Administrator, acting on behalf of the Plan and Trust, may, but shall not be required to, rely upon any certificate, statement or other representation made to it by an Employee, Participant, other Named Fiduciary, or other individual with respect to any fact regarding any of the provisions of the Plan. If relied upon, any such certificate, statement or other representation shall be conclusively binding upon such Employee, Participant, other Named Fiduciary, or other individual or personal representative thereof, heir, or assignee (but not upon the Administrator), and any such person shall thereafter be estopped from disputing the truth of any such certificate, statement or other representation.

      15.16 RECORDS.

      The regularly kept records of the designated Named Fiduciary (or, where applicable, the Trustee) and any Employer shall be conclusive evidence of a person's age, his or her status as an Eligible Employee, and all other matters contained therein applicable to this Plan; provided that a Participant may request a correction in the record of his or her age at any time prior to retirement, and such correction shall be made if within ninety (90) days after such request he or she furnishes in support thereof a birth certificate, baptismal certificate, or other documentary proof of age satisfactory to the Administrator.


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


      15.17 PLAN EXPENSES.

      All expenses of the Plan which have been approved by the Administrator, acting on behalf of the Plan and Trust, respectively, shall be paid by the Trust except to the extent paid by the Employers; and if paid by the Employers, such Employers may, if authorized by the Senior Vice President acting on behalf of the Company, seek reimbursement of such expenses from the Trust and the Trust shall reimburse the Employers. If borne by the Employers, expenses of administering the Plan shall be borne by the Employers in such proportions as the Senior Vice President, acting on behalf of the Company, shall determine.

      15.18 FIDUCIARY CAPACITY.

      Any person or group of persons may serve in more than one Fiduciary capacity with respect to the Plan.

      15.19 EMPLOYER'S AGENT.

      The Senior Vice President shall act as agent for the Company when acting on behalf of the Company and the Company shall act as agent for each Employer.

      15.20 PLAN ADMINISTRATOR.

      The Plan Administrator (within the meaning of Section 3(16)(A) of ERISA) shall be appointed by the Senior Vice President, acting on behalf of the Company, and may (but need not) be the Administrator; and, in the absence of such appointment, the Administrator, acting on behalf of the Plan and Trust, shall be the Plan Administrator.

      15.21 PLAN ADMINISTRATOR DUTIES AND POWER.

      The Plan Administrator will have full and complete authority, responsibility and control over the management, administration and operation of the Plan with respect to the following:

            (a) satisfy all reporting and disclosure requirements applicable to the Plan, Trust or Plan Administrator under ERISA, the Code or other applicable law;

            (b) make appropriate determinations as to whether Rollover Contributions constitute such;

            (c) provide and deliver all written forms used by Participants and Beneficiaries, give notices required by law, and seek a favorable determination letter for the Plan and Trust;

            (d) withhold any amounts required by the Code to be withheld at the source and to transmit funds withheld and any and all necessary reports with respect to such withholding to the Internal Revenue Service;

            (e) where applicable, to provide each Participant or his or her Spouse with QJSA and QPSA information;

            (f) certify to the Trustee the amount and kind of benefits payable to or withdrawn from Participants and Beneficiaries and the date of payment, including withdrawals;

            (g)   respond to a QDRO;

            (h) make available for inspection and to provide upon request at such charge as may be permitted and determined by it, documents and instruments required to be disclosed by ERISA;

            (i) make a determination of whether a Participant is suffering a deemed or demonstrated financial need and whether a withdrawal from this Plan is deemed or demonstrated necessary to satisfy such financial need; provided however, in making such determination, the Plan Administrator may rely, if reasonable to do so, upon representations made by such Participant in connection with his or her request for a withdrawal;

            (j) take such actions as are necessary to establish and maintain the Plan in full and timely compliance with any law or regulation having pertinence to this Plan;

            (k) perform whatever responsibilities are delegated to the Plan Administrator by the Administrator; and

            (l) interpret and construe the provisions of the Plan, to make regulations and settle disputes described above which are not inconsistent with the terms thereof.

      15.22 NAMED FIDUCIARY DECISIONS FINAL.

      The decision of the Administrator, the Management Committee, or a Named Fiduciary in matters within its jurisdiction shall be final, binding, and conclusive upon the Employers and the Trustee and upon each Employee, Participant, Spouse, Beneficiary, and every other person or party interested or concerned.

      15.23 NO AGENCY.

      Each Named Fiduciary shall perform (or fail to perform) its responsibilities and duties or discretionary authority with respect to the Plan and Trust as an independent contractor and not as an agent of the Company, any Employer, the Senior Vice President, the Administrator or the Management Committee. No agency is intended to be created nor is the Administrator or the Management Committee empowered to create an agency relationship with a Named Fiduciary.


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


                                   ARTICLE XVI

                                CLAIMS PROCEDURE

      16.01 CLAIMS PROCEDURE FOR CLAIMS MADE PRIOR TO JANUARY 1, 2002.

            (a) INITIAL REVIEW OF CLAIM. If any individual believes that he has improperly been excluded from participation in the Plan, or if a Participant believes he is entitled to benefits in an amount greater than those which he is receiving or has received, he may file a claim with the Administrator. Such a claim will be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Administrator will review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim, mail written notice by registered or certified mail to the claimant of the decision with respect to the claim. If special circumstances require an extension of time, the claimant will be so advised in writing mailed within the initial 90-day period and in no event will such an extension exceed 90 days. The notice of the decision with respect to the claim will be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan, including a notice that: (i) the claimant or his or her duly authorized representative may request a review of the denial in accordance with the procedures set forth in subsection (b) of this Section, (ii) the claimant may have reasonable access to pertinent documents, and (iii) the claimant may submit comments in writing to the Administrator.

            (b) APPEAL OF CLAIM. Within 60 days after notice of the denial has been received by the claimant, the claimant or his or her duly authorized representative may request a review of the denial by the Administrator by filing with the Administrator, a written request for such review. If a request is so filed, review of the denial will be made by the Administrator within 60 days after receipt of such request, unless special circumstances require an extension of time, and the claimant will be given written notice of the resulting final decision. If special circumstances require an extension of time, the claimant will be so advised in writing mailed within the initial 60-day period and in no event will an extension exceed 60 days. The notice of the Administrator's final decision will include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based and will be written in a manner calculated to be understood by the claimant.

      16.02 CLAIMS PROCEDURE FOR CLAIMS MADE ON AND AFTER JANUARY 1, 2002.

            (a) DEFINITIONS. For purposes of this Section 16.02, the following words or phrases in quotes when capitalized will have the meaning set forth below:

                  (1) "Adverse Benefit Determination" means a denial, reduction or the termination of, or a failure to provide or make payment (in whole or in part) with respect to a Claim for a benefit, including any such denial, reduction, termination, or failure to provide or make


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


                        payment that is based on a determination of a Participant's or Beneficiary's eligibility to participate in the Plan.

                  (2) "Claim" means a request for a benefit or eligibility to participate in the Plan, made by a Claimant in accordance with the Plan's procedures for filing Claims, as described in this Section 16.02.

                  (3)   "Claimant" is defined in Section 16.02(b)(2).

                  (4) "Notice" or "Notification" means the delivery or furnishing of information to an individual in a manner that satisfies applicable Department of Labor regulations with respect to material required to be furnished or made available to an individual.

                  (5) "Relevant Documents" include documents, records or other information with respect to a Claim that:

                        (A) were relied upon by the Administrator in making the benefit determination;

                        (B) were submitted to, considered by or generated for, the Administrator in the course of making the benefit determination, without regard to whether such documents, records or other information were relied upon by the Administrator in making the benefit determination;

                        (C) demonstrate compliance with administrative processes and safeguards required in making the benefit determination; or

                        (D) constitute a statement of policy or guidance with respect to the Plan concerning the denied benefit for the Participant's circumstances, without regard to whether such advice was relied upon by the Administrator in making the benefit determination.

            (b) PROCEDURE FOR FILING A CLAIM. In order for a communication from a Claimant to constitute a valid Claim, it must satisfy the following paragraphs (1) and (2) of this paragraph (b).

                  (1) Any Claim submitted by a Claimant must be in writing on the appropriate Claim form (or in such other manner acceptable to the Administrator) and delivered, along with any supporting comments, documents, records and other information, to the Administrator in person, or by mail postage paid, to the address for the Administrator provided in the Summary Plan Description.

                  (2) Claims and appeals of denied Claims may be pursued by a Participant or an authorized representative of the Participant (each


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


                        of whom will be referred to in this section as a "Claimant"). However, the Administrator may establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a Participant.

            (c) INITIAL CLAIM REVIEW. The initial Claim review will be conducted by the Administrator, with or without the presence of the Claimant, as determined by the Administrator in its discretion. The Administrator will consider the applicable terms and provisions of the Plan and amendments to the Plan, information and evidence that is presented by the Claimant and any other information it deems relevant. In reviewing the Claim, the Administrator will also consider and be consistent with prior determinations of Claims from other Claimants who were similarly situated and which have been processed through the Plan's claims and appeals procedures within the past 24 months.

            (d)   INITIAL BENEFIT DETERMINATION.

                  (1) The Administrator will notify the Claimant of the Administrator's determination within a reasonable period of time, but in any event (except as described in paragraph (2) below) within 90 days after receipt of the Claim by the Administrator.

                  (2) The Administrator may extend the period for making the benefit determination by 90 days if it determines that such an extension is necessary due to matters beyond the control of the Plan and if it notifies the Claimant, prior to the expiration of the initial-90 day period, of circumstances requiring the extension of time and the date by which the Administrator expects to render a decision.

            (e) MANNER AND CONTENT OF NOTIFICATION OF ADVERSE BENEFIT DETERMINATION.

                  (1) The Administrator will provide a Claimant with written or electronic Notice of any Adverse Benefit Determination, in accordance with applicable Department of Labor regulations.

                  (2) The Notification will set forth in a manner calculated to be understood by the Claimant:

                        (A) The specific reason or reasons for the Adverse Benefit Determination;

                        (B) Reference to the specific provision(s) of the Plan on which the determination is based;

                        (C) Description of any additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary; and

                        (D) A description of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review.

            (f)   PROCEDURE FOR FILING A REVIEW OF AN ADVERSE BENEFIT
                  DETERMINATION.

                  (1) Any appeal of an Adverse Benefit Determination by a Claimant must be brought to the Administrator within 60 days after receipt of the Notice of the Adverse Benefit Determination. Failure to appeal within such 60-day period will be deemed to be a failure to exhaust all administrative remedies under the Plan. The appeal must be in writing utilizing the appropriate form provided by the Administrator (or in such other manner acceptable to the Administrator); provided, however, that if the Administrator does not provide the appropriate form, no particular form is required to be utilized by the Participant. The appeal must be filed with the Administrator at the address listed in the Summary Plan Description.

                  (2) A Claimant will have the opportunity to submit written comments, documents, records and other information relating to the Claim.

            (g)   REVIEW PROCEDURES FOR ADVERSE BENEFIT DETERMINATIONS.

                  (1) The Administrator will provide a review that takes into account all comments, documents, records and other information submitted by the Claimant without regard to whether such information was submitted or considered in the initial benefit determination.

                  (2) The Claimant will be provided, upon request and free of charge, reasonable access to and copies of all Relevant Documents.

                  (3) The review procedure may not require more than two levels of appeals of an Adverse Benefit Determination.

            (h) TIMING AND NOTIFICATION OF BENEFIT DETERMINATION ON REVIEW. The Administrator will notify the Claimant within a reasonable period of time, but in any event within 60 days after the Claimant's request for review, unless the Administrator determines that special circumstances require an extension of time for processing the review of the Adverse Benefit Determination. If the Administrator determines that an extension is required, written Notice will be furnished to the Claimant prior to the end of the initial 60-day period indicating the special circumstances requiring an extension of time and the date by which the Administrator expects to render the determination on review, which in any event will be within 60 days from the end of the initial 60-day period. If such an extension is necessary due to a failure of the Claimant to submit the information necessary to decide the Claim, the period in which the Administrator is required to make a decision will be tolled from the date on which the notification is sent to the Claimant until the Claimant adequately responds to the request for additional information.

            (i) MANNER AND CONTENT OF NOTIFICATION OF BENEFIT DETERMINATION ON REVIEW.

                  (1) The Administrator will provide a written or electronic Notice of the Plan's benefit determination on review, in accordance with applicable Department of Labor regulations.

                  (2)   The Notification will set forth:

                        (A) The specific reason or reasons for the Adverse Benefit Determination;

                        (B) Reference to the specific provision(s) of the Plan on which the determination is based;

                        (C) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all Relevant Documents; and

                        (D) A statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review.

            (j)   COLLECTIVELY BARGAINED BENEFITS.

                  (1) Where benefits are provided pursuant to a collective bargaining agreement and such collective bargaining agreement maintains or incorporates by specific reference: (i) provisions concerning the filing of a Claim for a benefit and the initial disposition of a Claim; and (ii) a grievance and arbitration procedure to which Adverse Benefit Determinations are subject, then
                        Section 16.02(c) through and including Section 16.02(i) will not apply to such Claim.

                  (2) Where benefits are provided pursuant to a collective bargaining agreement and such collective bargaining agreement maintains or incorporates by specific reference a grievance and arbitration procedure to which Adverse Benefit Determinations are subject, then Sections 16.02(f) through and including Section 16.02(i) will not apply to such Claim.

            (k) STATUTE OF LIMITATIONS. No cause of action may be brought by a Claimant who has received an Adverse Benefit Determination later than two years following the date of such Adverse Benefit Determination.

      16.03 NOTICES TO PARTICIPANTS, ETC. Any notice, report or statement given, made, delivered or transmitted to a Participant or any other person entitled to or claiming benefits under the Plan will be deemed to have been duly given, made or transmitted when sent via messenger, delivery service, facsimile or mailed by first class mail with postage prepaid and addressed to the Participant or such person at the address last appearing on the records of the Administrator or the responsible Named Fiduciary, whichever is applicable. A Participant or other person may record any change of his or her address from time to time by following the procedures established by the Administrator.

      16.04 NOTICES TO ADMINISTRATOR. Any written direction, notice or other communication from Participants or any other person entitled to or claiming benefits under the Plan to the Administrator will be deemed to have been duly given, made or transmitted either when delivered to such location as will be specified upon the forms prescribed by the Administrator for the giving of such direction, notice or other communication or when otherwise received by the Administrator.

      16.05 ADMINISTRATOR'S DISCRETION. Benefits under this Plan will be paid only if the Administrator decides, in his or her discretion, that the Claimant is entitled to them.


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


                                  ARTICLE XVII

                        ADOPTION AND WITHDRAWAL FROM PLAN

      17.01 PROCEDURE FOR ADOPTION.

      Any Commonly Controlled Entity may adopt the Plan for the benefit of its Eligible Employees by resolution of such Commonly Controlled Entity's board of directors and by completing (or the Senior Vice President completing pursuant to its authority to amend the Plan) one or more Appendices with respect to such Employees, which adoption shall be effective as of the date specified in the board resolution. No such adoption shall be effective until such adoption and any such Appendix to be used in connection therewith has been approved by the Senior Vice President.

      17.02 PROCEDURE FOR WITHDRAWAL.

      Any Employer (other than the Company) may, by resolution of the board of directors of such Employer, with the consent of the Senior Vice President and subject to such conditions as may be imposed by the Senior Vice President (or the Senior Vice President acting on behalf of the Company pursuant to its authority to amend this Plan), terminate its adoption of the Plan. Notwithstanding the foregoing, an Employer will be deemed to have terminated its adoption of the Plan when it ceases to be a Commonly Controlled Entity.

                                ARTICLE XVIII

                        AMENDMENT, TERMINATION AND MERGER

      18.01 AMENDMENTS.

            (a) POWER TO AMEND. The Company, by action of its Board of Directors on behalf of all Employers, or the Senior Vice President as provided in Subsection (c) below, may amend, modify, change, revise or discontinue this Plan or any Appendix, in whole or in part, or with respect to all persons or a designated group of persons, by amendment at any time; provided, however, that no amendment shall:

                  (1) increase the duties or liabilities of the Custodian, the Administrator or the Management Committee without its written consent;

                  (2) have the effect of vesting in any Employer any interest in any funds, securities or other property, subject to the terms of this Plan and the Custodial Agreement;

                  (3) authorize or permit at any time any part of the corpus or income of the Plan's assets to be used or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries;

                  (4) except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

                  (5) permit an Employee to be paid the balance of his or her Pre-Tax Account unless the payment would otherwise be permitted under Section 401(k) of the Code; and

                  (6) have any retroactive effect as to deprive any such person of any benefit already accrued, except that no amendment made in order to conform the Plan as a plan described in Section 401(a) of the Code of which amendments are permitted by the Code or are required or permitted by any other statute relating to employees' trusts, or any official regulations or rulings issued pursuant thereto, shall be considered prejudicial to the rights of any such person.

            (b) RESTRICTION ON AMENDMENT. No amendment to the Plan shall deprive a Participant of his or her nonforfeitable rights to benefits accrued to the date of the amendment. In addition to the foregoing, the Plan shall not be amended so as to eliminate an optional form of payment of an Accrued Benefit attributable to employment prior to the date of the amendment. The foregoing limitations do not apply to benefit accrual occurring after the date of the amendment.

            (c) THE SENIOR VICE PRESIDENT AND THE ADMINISTRATOR. The Senior Vice President, acting on behalf of the Company, may amend, modify, change or revise the Plan or any Appendix, in whole or in part, or with respect to all persons or a designated group of persons; provided, however: (i) no such action may be taken if it could not have been adopted under this Section by the Board of Directors; (ii) no such action may be taken if it causes a change in the level or type of contributions to be made to the Plan or otherwise materially increase the duties and obligations of any or all Employers with respect to the Plans; and (iii) no such action may amend Articles XV and XVIII. Effective as of February 15, 2001, the Administrator, acting on behalf of the Plan, may amend, modify, change or revise the Plan or any Appendix, in whole or in part, provided, however, such amendment may only: (1) implement other amendments either adopted by the Senior Vice President on behalf of the Company or pursuant to subparagraph (a) hereof, and, further, the Administrator will have no discretionary authority when causing such implementing amendments to be drafted and adopted, except where required by law; (2) be drafted and adopted to cause the Plan to be tax-exempt under the Code; or (3) be drafted and adopted to comply with other applicable law. All expenses incurred in connection with the preparation and adoption of amendments by the Administrator will be charged to the Plan and Trust.

      18.02 PLAN TERMINATION.

      It is the expectation of the Company that it will continue the Plan and the payment of Contributions hereunder indefinitely, but the continuation of the Plan and the payment of Contributions hereunder is not assumed as a contractual obligation of the Company or any other Employer. The right is reserved by the Company to terminate the Plan at any time, and the right is reserved by the Company by action of its Board of Directors or the Senior Vice President acting on behalf of the Company pursuant to its power to amend the Plan at any time to reduce, suspend or discontinue its or any other Employer's Contributions hereunder; provided, however, that the Contributions for any Plan Year accrued or determined prior to the end of said year shall not after the end of said year be retroactively reduced, suspended or discontinued, except as may be permitted by law. Upon termination of the Plan or complete discontinuance of Contributions hereunder (other than for the reason that the Employer has had no net profits or accumulated net profits), each Participant's Accrued Benefit shall be fully vested. Upon termination of the Plan or a complete discontinuance of Contributions, unclaimed amounts shall be applied as forfeitures and any unallocated amounts shall be allocated to Participants who are Eligible Employees as of the date of such termination or discontinuance on the basis of Compensation for the Plan Year (or short Plan Year). Upon a partial termination of the Plan, the Accrued Benefit of each affected Participant shall be fully vested. In the event of termination of the Plan, the Administrator shall direct the Custodian to distribute to each Participant the entire amount of his or her Accrued Benefit as soon as administratively possible, but not earlier than would be permitted in order to retain the Plan's qualified status under Sections 401(a), (k) and (m) of the Code, as if all Participants who are Employees had incurred a Termination of Employment on the Plan's termination date. Should a Participant or a Beneficiary not elect immediate payment of a nonforfeitable Accrued Benefit in excess of five thousand dollars ($5,000), the Administrator shall direct the Custodian to continue the Plan and Custodial Agreement for the sole purpose of paying to such Participant his or her Accrued Benefit or death benefit, respectively, unless, in the opinion of the Administrator, to make immediate single sum payments to such Participant or Beneficiary would not adversely affect the tax qualified status of the Plan upon termination and would not impose additional liability upon any Employer or the Custodian.

      18.03 PLAN MERGER.

            (a) GENERAL. The Plan shall not merge or consolidate with, or transfer any assets or liabilities to any other plan, unless each person entitled to benefits would receive a benefit immediately after the merger, consolidation or transfer (if the Plan were then terminated) which is equal to or greater than the benefit he or she would have been entitled to immediately before the merger, consolidation or transfer (if the Plan were then terminated). The Senior Vice President shall amend or take such other action as is necessary to amend the Plan in order to satisfy the requirements applicable to any merger, consolidation or transfer of assets and liabilities.

            (b) HUSSMANN. Effective January 1, 1998, or, if later, the date a Participant becomes a Hussmann Participant, the assets and liabilities for each Hussmann Participant shall be transferred to the Hussmann Plan based upon the Unit Value thereof as of the close of the last Business Day in 1997, or, if later, the Business Day immediately preceding the date a Participant becomes a Hussmann Participant.

            (c) MIDAS. Effective January 1, 1998, or, if later, the date a Participant becomes a Midas Participant, the assets and liabilities for each Midas Participant shall be transferred to the Midas Plan based upon the Unit Value thereof as of the close of the last Business Day in 1997, or, if later, the Business Day immediately preceding the date a Participant becomes a Midas Participant.

            (d) PEPSI-COLA GENERAL BOTTLERS OF PRINCETON, INC.
("PRINCETONCO"). Effective upon the transfer of Princetonco to White Co., Inc., a subsidiary of The Pepsi Bottling Group, Inc., Princetonco shall cease to be an Employer for purposes of the Plan, as follows:

                  (1) All benefit accruals with respect to each employee of Princetonco who is a Participant shall cease.

                  (2) Notwithstanding any term or provision of the Plan to the contrary: (A) the transfer of Princetonco to White Co., Inc. shall not result in a Termination of Employment for an Employee of Princetonco, nor shall it constitute an event resulting in a distribution from the Plan; and (B) a Termination of Employment shall be deemed to occur when such individual ceases to be an employee of The Pepsi Bottling Group, Inc. and its commonly controlled entities (within the meaning of Section 414(b) of the Code).

                  (3) Pursuant to the terms of the Whitman Transfers Employee Benefits Agreement between Whitman Corporation and White Co., Inc. dated as of March 19, 1999 (the "Agreement"), the Accrued Benefit of each "Transferred Individual" (as defined in the Agreement) shall be transferred, as provided in such Agreement, to the "PepsiCo Savings Plan" (as defined in the Agreement) and assets equal to such Accrued Benefit as of the same date ("Transfer Date") shall be transferred in cash from the Whitman Corporation Defined Contribution
                        Master Trust to the related trust for such PepsiCo Savings Plan; provided, however, if a Participant has outstanding a promissory note payable to the Plan, such note shall be substituted for cash in an amount equal to principal and accrued interest on such Transfer Date.

                  (4) Notwithstanding any term or provision of the Plan to the contrary, prior to the Transfer Date, each Transferred Individual (or their Alternate Payees pursuant to a QDRO) shall be treated as an Employee for purposes of:
                        (A) eligibility for, or repayment of, a loan described in Article IX; or (B) making a withdrawal from the Plan described in Article X.

            (e) PEPSI-COLA GENERAL BOTTLERS OF VIRGINIA, INC. ("MARIONCO"). Effective upon the transfer of Marionco to White Co., Inc., a subsidiary of The Pepsi Bottling Group, Inc., Marionco shall cease to be an Employer for purposes of the Plan, as follows:

                  (1) All benefit accruals with respect to each employee of Marionco who is a Participant shall cease.

                  (2) Notwithstanding any term or provision of the Plan to the contrary: (A) the transfer of Marionco to White Co., Inc. shall not result in a Termination of Employment for an Employee of Marionco, nor shall it constitute an event resulting in a distribution from the Plan; and (B) a Termination of Employment shall be deemed to occur when such individual ceases to be an employee of The Pepsi Bottling Group, Inc. and its commonly controlled entities (within the meaning of Section 414(b) of the Code).

                  (3) Pursuant to the terms of the Whitman Transfers Employee Benefits Agreement between Whitman Corporation and White Co., Inc. dated as of March 19, 1999 (the "Agreement"), the Accrued Benefit of each "Transferred Individual" (as defined in the Agreement) shall be transferred, as provided in such Agreement, to the "PepsiCo Savings Plan" (as defined in the Agreement) and assets equal to such Accrued Benefit as of the same date ("Transfer Date") shall be transferred in cash from the Whitman Corporation Defined Contribution Master Trust to the related trust for such PepsiCo Savings Plan; provided, however, if a Participant has outstanding a promissory note payable to the Plan, such note shall be substituted for cash in an amount equal to principal and accrued interest on such Transfer Date.

                  (4) Notwithstanding any term or provision of the Plan to the contrary, prior to the Transfer Date, each Transferred Individual (or their

                        Alternate Payees pursuant to a QDRO) shall be treated as an Employee for purposes of: (A) eligibility for, or repayment of, a loan described in Article IX; or
                        (B) making a withdrawal from the Plan described in
                        Article X.











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




                                   ARTICLE XIX

                             SPECIAL TOP-HEAVY RULES

      19.01 APPLICATION OF ARTICLE XIX. This Article XIX will apply only if the Plan is Top-Heavy, as defined below. If, as of any Top-Heavy Determination Date, as defined below, the Plan is Top-Heavy, the provisions of Section 19.04 will take effect as of the first day of the Plan Year next following the Top-Heavy Determination Date and will continue to be in effect until the first day of any subsequent Plan Year following a Top-Heavy Determination Date as of which it is determined that the Plan is no longer Top-Heavy.

      19.02 DEFINITIONS CONCERNING TOP-HEAVY STATUS. In addition to the definitions set forth in Article I, the following definitions will apply for purposes of this Article XIX, and will be interpreted in accordance with the provisions of Section 416 of the Code:

            (a) AGGREGATION GROUP - a group of Company Plans consisting of each Company Plan in the Required Aggregation Group and each other Company Plan selected by the Company for inclusion in the Aggregation Group that would not, by its inclusion, prevent the group of Company Plans included in the Aggregation Group from continuing to meet the requirements of Sections 401(a)(4) and 410 of the Code.

            (b) ANNUAL COMPENSATION - compensation for a calendar year within the meaning of Treasury Regulation Section 1.415-2(d)(11)(ii) to the extent that such compensation does not exceed the annual compensation limit in effect for the calendar year under Section 401(a)(17) of the Code.

            (c) COMPANY PLAN - any plan of any Commonly Controlled Entity that is, or that has been determined by the Internal Revenue Service to be, qualified under Section 401(a) or 403(a) of the Code.

            (d) KEY EMPLOYEE - any employee of any Commonly Controlled Entity who satisfies the criteria set forth in Section 416(i)(1) of the Code.

            (e) REQUIRED AGGREGATION GROUP - one or more Company Plans comprising each Company Plan in which a Key Employee is a participant and each Company Plan that enables any Company Plan in which a Key Employee is a participant to meet the requirements of Section 401(a)(4) or 410 of the Code.

            (f) TOP-HEAVY - the Plan is included in an Aggregation Group under which, as of the Top-Heavy Determination Date, the sum of the actuarial present value of the cumulative accrued benefits for Key Employees under all defined benefit plans in the Aggregation Group and the aggregate of the accounts of Key Employees under all defined contribution plans in the Aggregation Group exceeds sixty percent (60%) of the analogous sum determined for all employees. The determination of whether the Plan is Top-Heavy will be made in accordance with Section 416(g)(2)(B) of the Code.

            (g) TOP-HEAVY DETERMINATION DATE - the December 31 immediately preceding the Plan Year for which the determination is made.

            (h) TOP-HEAVY RATIO - the percentage calculated in accordance with subparagraph (f), above, and Section 416(g)(2) of the Code.

            (i) TOP-HEAVY YEAR - a Plan Year for which the Plan is Top-Heavy.

      19.03 CALCULATION OF TOP-HEAVY RATIO. The Top-Heavy Ratio with respect to any Plan Year will be determined in accordance with the following rules:

            (a) DETERMINATION OF ACCRUED BENEFITS: The accrued benefit of any current Participant will be calculated, as of the most recent valuation date that is within a 12-month period ending on the Top-Heavy Determination Date as if the Participant had voluntarily terminated employment as of such valuation date. Such valuation date will be the same valuation date used for computing plan costs for purposes of the minimum funding provisions of
Section 412 of the Code. Unless, as of the valuation date, the Plan provides for a nonproportional subsidy, the actuarial present value of the accrued benefit will reflect a retirement income commencing at age 65 (or attained age, if later). If, as of the valuation date, the Plan provides for a nonproportional subsidy, the benefit will be assumed to commence at the age at which the benefit is most valuable.

            (b) AGGREGATION. The Plan will be aggregated with all Company Plans included in the Aggregation Group.

      19.04 EFFECT OF TOP-HEAVY STATUS.

            (a) MINIMUM CONTRIBUTION. Notwithstanding Article IV, as of the last day of each Top-Heavy Year, the Employer will make, for each
Participant: (i) the contributions it otherwise would have made under the Plan for such Top-Heavy Year; or, if greater, (ii) contributions for such Top-Heavy Year that, when added to the contributions made by the Employer for such Participant (and any forfeitures allocated to his or her Accounts) for such Top-Heavy Year under all other defined contribution plans of any Commonly Controlled Entity, aggregate three percent (3%) of his or her Annual Compensation; provided, that the Plan will meet the requirements of this subsection (a) without taking into account Pre-Tax Contributions or other employer contributions attributable to a salary reduction or similar arrangements.

            (b) INAPPLICABILITY TO UNION EMPLOYEES. The preceding provisions of this Section 19.04 will not apply with respect to any employee included in a unit of employees covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer.

      19.05 EFFECT OF DISCONTINUANCE OF TOP-HEAVY STATUS. If, for any Plan Year after a Top-Heavy Year, the Plan is no longer Top-Heavy, the provisions of
Section 19.04 will not apply with respect to such Plan Year.

      19.06 INTENT OF ARTICLE XIX. This Article XIX is intended to satisfy the requirements imposed by Section 416 of the Code and will be construed in a manner that will effectuate this intent. This Article XIX will not be construed in a manner that would impose requirements on the Plan that are more stringent than those imposed by
Section 416 of the Code.

                                   ARTICLE XX

                            MISCELLANEOUS PROVISIONS

      20.01 ASSIGNMENT AND ALIENATION.

      As provided by Section 401(a)(13) of the Code and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except:

            (a) to create, assign or recognize a right to any benefit with respect to a Participant pursuant to a QDRO, or

            (b) to use a Participant's vested Account balance as security for a loan from the Plan which is permitted pursuant to Section 4975 of the Code.

      20.02 PROTECTED BENEFITS.

      All benefits which are protected by the terms of Section 411(d)(6) of the Code and Section 204(g) of ERISA which cannot be eliminated without adversely affecting the qualified status of the Plan on and after the Effective Date, shall be provided under this Plan to Participants for whom such benefits are protected. The Administrator shall cause such benefits to be determined and the terms and provisions of the Plan immediately prior to the Effective Date are incorporated herein by reference and made a part hereof, but only to the extent such terms and provisions are so protected. Otherwise, they shall operate within the terms and provisions of this Plan, as determined by the Administrator.

      20.03 PLAN DOES NOT AFFECT EMPLOYMENT RIGHTS.

      The Plan does not provide any employment rights to any Employee. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee's interest in the Plan.

      20.04 DEDUCTION OF TAXES FROM AMOUNTS PAYABLE.

      The Custodian shall deduct from the amount to be distributed such amount as the Custodian, in its sole discretion, deems proper to protect the Custodian and the Plan's assets held under the Custodial Agreement against liability for the payment of death, succession, inheritance, income, or other taxes, and out of money so deducted, the Custodian may discharge any such liability and pay the amount remaining to the Participant, the Beneficiary or the deceased Participant's estate, as the case may be.

      20.05 FACILITY OF PAYMENT.

      If a Participant or Beneficiary is declared an incompetent or is a minor and a conservator, guardian, or other person legally charged with his or her care has been appointed, any benefits to which such Participant or Beneficiary is entitled shall be payable to such conservator, guardian, or other person legally charged with his or her care. The decision of the Administrator in such matters shall be final, binding, and conclusive upon the Employer and the Custodian and upon each Employee, Participant, Beneficiary, and every other person or party interested or concerned. An Employer, the Custodian and the Administrator shall not be under any duty to see to the proper application of such payments.

      20.06 SOURCE OF BENEFITS.

      All benefits payable under the Plan shall be paid or provided for solely from the Plan's assets held under the Custodial Agreement and the Employers assume no liability or responsibility therefor.

      20.07 INDEMNIFICATION.

      To the extent permitted by law, each Employer shall indemnify and hold harmless each member (and former member) of the Board of Directors, the Senior Vice President, the Administrator (and each former Administrator), the Management Committee (and each former member of the Management Committee), and each officer and employee (and each former officer and employee) of an Employer to whom are (or were) delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him or her (including but not limited to reasonable attorney fees and amounts paid in any settlement relating to the Plan) by reason of his or her service under the Plan if he or she did not act dishonestly, with gross negligence, or otherwise in knowing violation of the law under which such liability, loss, cost or expense arises. This indemnity shall not preclude such other indemnities as may be available under insurance purchased or provided by an Employer under any by-law, agreement, or otherwise, to the extent permitted by law. Payments of any indemnity, expenses or fees under this Section shall be made solely from assets of the Employer and shall not be made directly or indirectly from the assets of the Plan.

      20.08 REDUCTION FOR OVERPAYMENT.

      The Administrator shall, whenever it determines that a person has received benefit payments under this Plan in excess of the amount to which the person is entitled under the terms of the Plan, make two reasonable attempts to collect such overpayment from the person.

      20.09 LIMITATION ON LIABILITY.

      No Employer nor any agent or representative of any Employer who is an employee, officer, or director of an Employer in any manner guarantees the assets of the Plan against loss or depreciation, and, to the extent not prohibited by federal law, none of them shall be liable (except for his or her own gross negligence or willful misconduct), for any act or failure to act, done or omitted in good faith, with respect to the Plan. No Employer shall be responsible for any act or failure to act of any Custodian appointed to administer the assets of the Plan.

      20.10 COMPANY MERGER.

      In the event any successor corporation to the Company, by merger, consolidation, purchase or otherwise, shall elect to adopt the Plan, such successor corporation shall be substituted hereunder for the Company upon filing in writing with the Custodian its election so to do.

      20.11 EMPLOYEES' TRUST.

      The Plan and Custodial Agreement are created for the exclusive purpose of providing benefits to the Participants in the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan, and the Plan and Custodial Agreement shall be interpreted in a manner consistent with their being, respectively, a Plan described in Sections 401(a), 401(k) and 401(m) of the Code and Custodial Agreements exempt under Section 501(a) of the Code. At no time shall the assets of the Plan be diverted from the above purpose.

      20.12 GENDER AND NUMBER.

      Except when the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine, and singular the plural.

      20.13 INVALIDITY OF CERTAIN PROVISIONS.

      If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

      20.14 HEADINGS.

      The headings or articles are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

      20.15 UNIFORM AND NONDISCRIMINATORY TREATMENT.

      Any discretion exercisable hereunder by an Employer, the Senior Vice President, the Administrator, or the Management Committee shall be exercised in a uniform and nondiscriminatory manner.

      20.16 LAW GOVERNING.

      The Plan shall be construed and enforced according to the laws of the state in which the Trust is located, to the extent not preempted by ERISA.

      20.17 MILITARY SERVICE.

      Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

      20.18 NOTICE AND INFORMATION REQUIREMENTS.

      Except as otherwise provided in this Plan or in the Custodial Agreement or as otherwise required by law, the Employer shall have no duty or obligation to affirmatively disclose to any

Participant or Beneficiary, nor shall any Participant or Beneficiary have any right to be advised of, any material information regarding the Employer, at any time prior to, upon or in connection with the Employer's purchase, or any other distribution or transfer (or decision to defer any such distribution) of any Company Stock or any other stock held under the Plan.

      Executed this ____ day of ___________________, 2001.


                                         PEPSIAMERICAS, INC.
                                         By:
                                             ---------------------------------
                                         Title:
                                                ------------------------------

                                                ------------------------------

                               ELIGIBLE EMPLOYEES

EFFECTIVE AS OF JANUARY 1, 2000, AN EMPLOYEE WHO SATISFIES (a), (b) AND (c):

      (a)   The Employee satisfies one of the following Employee categories:

            -  A regular, full-time Employee; or
            - A regular, part-time Employee scheduled to work 30 or more Hours of Service per week; or
            - A regular, part-time Employee scheduled to work fewer than 30 Hours of Service per week and has completed one year of Eligibility Service.

      (b) The Employee satisfies one of the following Employee classifications:

            - The Employee is paid on the basis of an annual salary and is exempt from overtime; or
            - The Employee is a clerical or other office employee paid on an hourly basis; or
            - Prior to January 1, 2002, the Employee is a non-union Employee paid on an hourly basis at either the Hopkinsville, Kentucky or Danville, Illinois facility.

      (c) The Employee is not eligible to participate in any other qualified retirement savings plan in which the Employer participates.


                             Appendix 1.34 - Page 1

                                APPENDIX 1.34(d)

                               EXCLUDED EMPLOYEES

THE FOLLOWING EMPLOYEES SHALL NOT BE ELIGIBLE EMPLOYEES:

      Any Employee who is eligible to participate in the Whitman Management Incentive Compensation Plan ("MIC Plan") at any time during the Plan Year which begins on or after the date such Employee is designated by an Employer as being eligible for such MIC Plan; except that, effective as of May 21, 1999: (1) a person who becomes an Employee as the result of the merger of Whitman Corporation and Heartland Territories Holdings, Inc. shall not be subject to this restriction and shall not, therefore, fail to be an Eligible Employee as a consequence of being eligible for the MIC Plan, and (2) with respect to an Employee of Pepsi-Cola General Bottlers, Inc. (or any subsidiary thereof), this restriction shall lapse in its entirety on the last day of 1999 so that, as of January 1, 2000, no Employee of Pepsi-Cola General Bottlers, Inc. (or any subsidiary thereof) shall fail to be an Eligible Employee as a consequence of being eligible for the MIC Plan.


                            Appendix 1.34(d) - Page 1

                                  APPENDIX 1.51

                                INVESTMENT FUNDS
INVESTMENT FUNDS

The Investment Funds offered to Participants and Beneficiaries as of January 1, 1998, based upon share accounting, are:
              1.    Fixed Income Fund
              2. Whitman Stock Fund. Effective as of January 24, 2001, the Whitman Stock Fund is replaced by the PepsiAmericas, Inc. Stock Fund.
              3.    Large Company Fund
              4.    Small Company Fund
              5.    International Fund
              6.    Conservative Portfolio
              7.    Moderate Portfolio
              8.    Growth Portfolio
              9.    Aggressive Growth Portfolio
              10. PepsiCo Stock Fund, effective only from the date assets and liabilities are transferred from the PepsiCo Long Term Savings Program to and including May 20, 2001.

The Investment Funds prior to January 1, 1998 are those Investment Funds that were in the Plan on the Business Day prior to January 1, 1998.

DEFAULT

If a Participant does not make an Investment Election, that Participant's Investment Election will be deemed to be 100% in the Fixed Income Fund. If a Participant does not make a Conversion Election for the PepsiCo Stock Fund for any amounts remaining in that Investment Fund on May 20, 2001, the Participant will be deemed to have made a Conversion Election to invest such amount 100% in the Fixed Income Fund.


                             Appendix 1.51 - Page 1

                                                 TABLE OF CONTENTS
                                                 -----------------
                                                                                                               PAGE
                                                                                                               ----
ARTICLE I             DEFINITIONS.................................................................................1
   1.01        "Accounting Period"................................................................................1
   1.02        "Accounts".........................................................................................1
   1.03        "Accrued Benefit"..................................................................................3
   1.04        "Administrative Committee".........................................................................3
   1.05        "Administrative Services Agreement"................................................................3
   1.06        "Administrator"....................................................................................3
   1.07        "Alternate Payee...................................................................................4
   1.08        "Appendix".........................................................................................4
   1.09        "Authorized Leave of Absence"......................................................................4
   1.10        "Beneficiary"......................................................................................4
   1.11        "Board of Directors"...............................................................................4
   1.12        "Business Day".....................................................................................4
   1.13        "CEO"..............................................................................................4
   1.14        "Change Date"......................................................................................4
   1.15        "Commonly Controlled Entity".......................................................................5
   1.16        "Company"..........................................................................................5
   1.17        "Company Stock"....................................................................................5
   1.18        "Compensation".....................................................................................5
   1.19        "Computation Period"...............................................................................6
   1.20        "Contract Administrator"...........................................................................6
   1.21        "Contributions"....................................................................................6
   1.22        "Contribution Dollar Limit"........................................................................7
   1.23        "Contribution Election" or "Election"..............................................................7
   1.24        "Contribution Percentage"..........................................................................7
   1.25        "Conversion Election"..............................................................................7
   1.26        "Custodial Agreement"..............................................................................7
   1.27        "Custodian"........................................................................................7
   1.28        "Direct Rollover"..................................................................................7
   1.29        "Disability" or "Disabled".........................................................................8
   1.30        "Distributee"......................................................................................8
   1.31        "Effective Date"...................................................................................8
   1.32        "Elective Deferral"................................................................................8
   1.33        "Eligible Employee"................................................................................8
   1.34        "Eligibility Service"..............................................................................9
   1.35        "Eligible Retirement Plan"........................................................................10
   1.36        "Eligible Rollover Distribution"..................................................................10
   1.37        "Employee"........................................................................................10
   1.38        "Employer"........................................................................................10
   1.39        "Employment Date".................................................................................10
   1.40        "ERISA"...........................................................................................11
   1.41        "Fiduciary".......................................................................................11
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   1.42        "Highly Compensated Eligible Employee" or "HCE"...................................................11
   1.43        "Hour of Service".................................................................................11
   1.44        "Hussmann"........................................................................................12
   1.45        "Hussmann Participant"............................................................................12
   1.46        "Hussmann Plan"...................................................................................12
   1.47        "Insurance Contract Arrangement"..................................................................12
   1.48        "Internal Revenue Code" or "Code".................................................................12
   1.49        "Investment Election".............................................................................12
   1.50        "Investment Fund" or "Fund".......................................................................13
   1.51        "Limited Deferrals"...............................................................................13
   1.52        "Management Committee"............................................................................13
   1.53        "Midas"...........................................................................................13
   1.54        "Midas Participant"...............................................................................13
   1.55        "Midas Plan"......................................................................................13
   1.56        "Named Fiduciary".................................................................................13
   1.57        "Non-Highly Compensated Employee" or "NHCE".......................................................13
   1.58        "Normal Retirement Date"..........................................................................14
   1.59        "Notice Date".....................................................................................14
   1.60        "Participant".....................................................................................14
   1.61        "Payment Date"....................................................................................14
   1.62        "Plan"............................................................................................15
   1.63        "Plan Administrator"..............................................................................15
   1.64        "Plan Year".......................................................................................15
   1.65        "QDRO"............................................................................................15
   1.66        "Qualified Joint and Survivor Annuity"............................................................15
   1.67        "Related Plan"....................................................................................15
   1.68        "Rollover Contribution"...........................................................................15
   1.69        "Senior Vice President"...........................................................................16
   1.70        "Settlement Date".................................................................................16
   1.71        "Spousal Consent".................................................................................16
   1.72        "Spouse"..........................................................................................16
   1.73        "Sweep Date"......................................................................................16
   1.74        "Termination of Employment".......................................................................17
   1.75        "Trade Date"......................................................................................17
   1.76        "Trust"...........................................................................................17
   1.77        "Trust Agreement".................................................................................17
   1.78        "Trust Fund"......................................................................................17
   1.79        "Trustee".........................................................................................17
   1.80        "Trustee Transfer"................................................................................17
   1.81        "Unit Value"......................................................................................18
   1.82        "Valuation Date"..................................................................................18
   1.83        "Year of Service".................................................................................18
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
ARTICLE II            PARTICIPATION..............................................................................19
   2.01        Eligibility.......................................................................................19
   2.02        Reemployment......................................................................................20
   2.03        Participation Upon Change of Job Status...........................................................20

ARTICLE III           PARTICIPANT CONTRIBUTIONS..................................................................21
   3.01        Pre-Tax Contribution Election.....................................................................21
   3.02        Election Procedures...............................................................................21

ARTICLE IV            EMPLOYER CONTRIBUTIONS AND ALLOCATIONS.....................................................23
   4.01        Pre-Tax Contributions.............................................................................23
   4.02        Matching Contributions............................................................................23
   4.03        Pay Based Contributions...........................................................................24
   4.04        Special Contributions.............................................................................24
   4.05        Miscellaneous.....................................................................................25

ARTICLE V             ROLLOVERS..................................................................................26
   5.01        Rollovers.........................................................................................26

ARTICLE VI            ACCOUNTING FOR PARTICIPANTS' ACCOUNTS AND FOR INVESTMENT FUNDS.............................27
   6.01        Individual Participant Accounting.................................................................27
   6.02        Accounting for Investment Funds...................................................................28
   6.03        Accounts for Alternate Payees.....................................................................29
   6.04        Transition Rules..................................................................................29

ARTICLE VII           INVESTMENT FUNDS AND ELECTIONS.............................................................30
   7.01        Investment of Contributions.......................................................................30
   7.02        Investment of Accounts............................................................................30
   7.03        Investment Funds..................................................................................31
   7.04        Transition Rules..................................................................................31
   7.05        Restricted Investment Funds.......................................................................32
   7.06        Risk of Loss......................................................................................32
   7.07        Interests in the Investment Funds.................................................................32
   7.08        Sole Source of Benefits...........................................................................32
   7.09        Alternate Payees..................................................................................32

ARTICLE VIII          VESTING AND FORFEITURES....................................................................33
   8.01        Fully Vested Contribution Accounts................................................................33

ARTICLE IX            PARTICIPANT LOANS..........................................................................34
   9.01        Participant Loans Permitted.......................................................................34
   9.02        Loan Funding Limits...............................................................................34
   9.03        Maximum Number of Loans...........................................................................34
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   9.04        Source of Loan Funding............................................................................35
   9.05        Interest Rate.....................................................................................35
   9.06        Repayment.........................................................................................35
   9.07        Repayment Hierarchy...............................................................................35
   9.08        Loan Application, Note and Security...............................................................35
   9.09        Default, Suspension and Acceleration Feature......................................................35

ARTICLE X             IN-SERVICE WITHDRAWALS.....................................................................37
   10.01       Withdrawals for 401(k) Hardship...................................................................37
   10.02       Withdrawals for Participants over age 59 1/2or who are Disabled...................................38
   10.03       Withdrawals of Mature Amounts.....................................................................39
   10.04       Withdrawal Processing.............................................................................39

ARTICLE XI            DISTRIBUTIONS ON AND AFTER TERMINATION OF EMPLOYMENT.......................................41
   11.01       Request for Distribution of Benefits..............................................................41
   11.02       Deadline for Distribution.........................................................................41
   11.03       Payment Form and Medium...........................................................................42
   11.04       Small Amounts Paid Immediately....................................................................43
   11.05       Payment Within Life Expectancy....................................................................43
   11.06       Incidental Benefit Rule...........................................................................43
   11.07       QJSA and QPSA Information and Elections...........................................................43
   11.08       Continued Payment of Amounts in Payment Status on the Effective Date..............................45
   11.09       TEFRA Transitional Rule...........................................................................45
   11.10       Direct Rollover...................................................................................46
   11.11       Delay.............................................................................................46

ARTICLE XII           DISTRIBUTION OF ACCRUED BENEFITS ON DEATH..................................................47
   12.01       Payment to Beneficiary............................................................................47
   12.02       Beneficiary Designation...........................................................................47
   12.03       Benefit Election..................................................................................48
   12.04       Payment Form......................................................................................48
   12.05       Time Limit for Payment to Beneficiary.............................................................48
   12.06       QPSA Information and Election.....................................................................49
   12.07       Direct Rollover...................................................................................50

ARTICLE XIII          MAXIMUM CONTRIBUTIONS......................................................................51
   13.01       Limit on Pre-Tax Contributions....................................................................51
   13.02       Actual Deferral Percentage Test...................................................................51
   13.03       Actual Contribution Percentage Test...............................................................52
   13.04       Prohibition on Multiple Use.......................................................................53
   13.05       Maximum Contributions.............................................................................53
   13.06       Imposition of Limitations.........................................................................54
   13.07       Return of Excess Annual Additions, Deferrals and Contributions....................................54
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   13.08       Incorporation by Reference........................................................................58

ARTICLE XIV           CUSTODIAL ARRANGEMENTS.....................................................................60
   14.01       Custodial Agreement...............................................................................60
   14.02       Selection of Custodian............................................................................60
   14.03       Custodian's Duties................................................................................60
   14.04       Separate Entity...................................................................................60
   14.05       Plan Asset Valuation..............................................................................61
   14.06       Right of Employers to Plan Assets.................................................................61

ARTICLE XV            ADMINISTRATION AND INVESTMENT MANAGEMENT...................................................62
   15.01       General...........................................................................................62
   15.02       Senior Vice President Acting as Employer with Respect to the Plan.................................62
   15.03       Senior Vice President Acting as Employer with Respect to the Trust................................63
   15.04       Administrator as Named Fiduciary for the Plan.....................................................64
   15.05       Management Committee as Named Fiduciary for the Trust.............................................64
   15.06       Actions...........................................................................................64
   15.07       Procedures for Designation of a Named Fiduciary...................................................65
   15.08       Compensation......................................................................................65
   15.09       Discretionary Authority of each Named Fiduciary...................................................65
   15.10       Responsibility and Powers of the Administrator Regarding Administration of the Plan...............66
   15.11       Allocations and Delegations of Responsibility.....................................................66
   15.12       Bonding...........................................................................................67
   15.13       Information to be Supplied by Employer............................................................68
   15.14       Information to be Supplied by Named Fiduciary.....................................................68
   15.15       Misrepresentations................................................................................68
   15.16       Records...........................................................................................68
   15.17       Plan Expenses.....................................................................................69
   15.18       Fiduciary Capacity................................................................................69
   15.19       Employer's Agent..................................................................................69
   15.20       Plan Administrator................................................................................69
   15.21       Plan Administrator Duties and Power...............................................................69
   15.22       Named Fiduciary Decisions Final...................................................................70
   15.23       No Agency.........................................................................................70

ARTICLE XVI           CLAIMS PROCEDURE...........................................................................71
   16.01       Claims Procedure for Claims Made Prior to January 1, 2002.........................................71
   16.02       Claims Procedure for Claims Made on and after January 1, 2002.....................................71
   16.03       Notices to Participants, Etc......................................................................75
   16.04       Notices to Administrator..........................................................................76
   16.05       Administrator's Discretion........................................................................76
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
ARTICLE XVII          ADOPTION AND WITHDRAWAL FROM PLAN..........................................................77
   17.01       Procedure for Adoption............................................................................77
   17.02       Procedure for Withdrawal..........................................................................77

ARTICLE XVIII         AMENDMENT, TERMINATION AND MERGER..........................................................78
   18.01       Amendments........................................................................................78
   18.02       Plan Termination..................................................................................79
   18.03       Plan Merger.......................................................................................80

ARTICLE XIX           SPECIAL TOP-HEAVY RULES....................................................................83
   19.01       Application of Article XIX........................................................................83
   19.02       Definitions Concerning Top-Heavy Status...........................................................83
   19.03       Calculation of Top-Heavy Ratio....................................................................84
   19.04       Effect of Top-Heavy Status........................................................................84
   19.05       Effect of Discontinuance of Top-Heavy Status......................................................84
   19.06       Intent of Article XIX.............................................................................84

ARTICLE XX            MISCELLANEOUS PROVISIONS...................................................................86
   20.01       Assignment and Alienation.........................................................................86
   20.02       Protected Benefits................................................................................86
   20.03       Plan Does Not Affect Employment Rights............................................................86
   20.04       Deduction of Taxes from Amounts Payable...........................................................86
   20.05       Facility of Payment...............................................................................86
   20.06       Source of Benefits................................................................................87
   20.07       Indemnification...................................................................................87
   20.08       Reduction for Overpayment.........................................................................87
   20.09       Limitation on Liability...........................................................................87
   20.10       Company Merger....................................................................................87
   20.11       Employees' Trust..................................................................................88
   20.12       Gender and Number.................................................................................88
   20.13       Invalidity of Certain Provisions..................................................................88
   20.14       Headings..........................................................................................88
   20.15       Uniform and Nondiscriminatory Treatment...........................................................88
   20.16       Law Governing.....................................................................................88
   20.17       Military Service..................................................................................88
   20.18       Notice and Information Requirements...............................................................88
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